UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

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THE WENDY’S COMPANY

Name of the Registrant as Specified In Its Charter

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THE WENDY’S COMPANY NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

April 9, 2020

Dear Fellow Stockholders:

You are cordially invited to join us at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held virtually on Wednesday, May 27, 2020 at 11:00 a.m. (Eastern Time). Due to the impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. You will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, stockholders will be able to attend, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/WEN2020. The Board of Directors and management hope that you will be able to participate in the virtual Annual Meeting.

The business to be conducted at the Annual Meeting is described in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”).

As we issue this Proxy Statement, the world is facing a global health crisis and volatile market environment with great uncertainty. It is an unprecedented time, and we are focused on the actions where we can make a positive difference. Over the past few weeks, we have taken a number of steps to advance public health goals, maintain essential access to high quality food, support our franchisees and safeguard our team members and customers from the spread of COVID-19. As we navigate the challenges we face, we’ll do it the Wendy’s Way—with a focus on taking care of our people and our customers and supporting our franchise partners.

We encourage you to participate in the virtual Annual Meeting. For further information on how to participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 6 of the Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by completing and returning your proxy card in the enclosed envelope or to the address indicated on your proxy card or voting instruction form. You may also cast your vote by telephone or via the Internet as described in the instructions included with your proxy materials. If you attend the virtual Annual Meeting and wish to vote your shares electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as explained in the Proxy Statement.

Thank you for your continued support and investment in The Wendy’s Company.

Sincerely,

TODD A. PENEGOR
President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 27, 2020, 11:00 a.m. (Eastern Time)

Virtual Meeting Site: www.virtualshareholdermeeting.com/WEN2020

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held virtually on Wednesday, May 27, 2020 at 11:00 a.m. (Eastern Time). Due to the impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. You will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, stockholders will be able to attend, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/WEN2020.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Approve the Company’s 2020 Omnibus Award Plan, a copy of which is attached as Annex A to the accompanying Proxy Statement;

(3)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020;

(4)	Vote on an advisory resolution to approve executive compensation; and

(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is March 30, 2020. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend and participate in the virtual Annual Meeting via our live webcast. Whether or not you plan to attend the virtual Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in your proxy card or voting instructions form. You may also vote electronically at the virtual Annual Meeting if you attend and participate in the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/WEN2020.

ANNUAL MEETING ATTENDANCE AND PARTICIPATION

To join the live webcast and attend and participate in the virtual Annual Meeting, you will need your 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. For further information on how to attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 6 of the Proxy Statement.

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

April 9, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on May 27, 2020: This Notice of Annual Meeting of Stockholders, the Proxy Statement

and the 2019 Annual Report to Stockholders are available at www.proxyvote.com.

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ii        The Wendy’s Company 2020 Proxy Statement

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020 at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2019 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 (the “2019 Form 10-K”). References in this Proxy Statement to “2019,” “2018,” “2017” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.

ANNUAL MEETING DETAILS

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Company’s 2020 Annual Meeting of Stockholders to be held virtually on Wednesday, May 27, 2020 at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof. Due to the impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. You will not be able to attend the Annual Meeting physically.

At our virtual Annual Meeting, stockholders will be able to attend, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/WEN2020. To participate in the virtual Annual Meeting, you will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

On or about April 10, 2020, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy.

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HOW TO CAST YOUR VOTE

Voting by Proxy Without Participating in the Virtual Annual Meeting:

Even if you plan to participate in the virtual Annual Meeting, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxyvote.com. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call (800) 690-6903. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

Voting by Participating in the Virtual Annual Meeting:

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/WEN2020 and follow the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	BOARD PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1:	Election of 11 directors.	FOR each nominee	11

Proposal 2:	Approve the adoption of the Company’s 2020 Omnibus Award Plan, a copy of which is attached as Annex A to this Proxy Statement;	FOR	81

Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.	FOR	93

Proposal 4:	Advisory resolution to approve executive compensation.	FOR	95

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DIRECTOR NOMINEES

The following table provides summary information about the 11 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found under the caption “Proposal 1—Election of Directors—Director Nominee Qualifications and Biographical Information.”

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC BOARDS

Nelson Peltz	77	1993 (3)	Chief Executive Officer and Founding Partner of Trian Fund Management, L.P.		CSR*, Executive*	4**
Peter W. May	77	1993 (3)	President and Founding Partner of Trian Fund Management, L.P.	✓	CI*, Compensation, CSR, Executive, Tech*	1
Kristin A. Dolan	54	2017	Chief Executive Officer and Founder of 605 LLC	✓	Tech	4
Kenneth W. Gilbert	69	2017	Former Chief Marketing Officer of VOSS of Norway ASA	✓	CSR, Tech	—
Dennis M. Kass	69	2015	Former Chairman and Chief Executive Officer of Jennison Associates, LLC	✓	Audit, Compensation	—
Joseph A. Levato	79	1996 (3)	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)	✓	Audit, Compensation, Executive, NCG	—
Michelle “Mich” J. Mathews-Spradlin	53	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓	Compensation, CSR, Tech	—
Matthew H. Peltz	37	2015	Partner and Senior Analyst of Trian Fund Management, L.P.		CI, CSR, Tech	—
Todd A. Penegor	54	2016	President and Chief Executive Officer of The Wendy’s Company		CI, Executive	1
Peter H. Rothschild	64	2010	Partner, East Wind Advisors, LLC	✓	Audit, Compensation*, NCG*	—
Arthur B. Winkleblack	62	2016	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company	✓	Audit*, NCG	2

*	Committee Chair

**

Mr. Peltz has advised us that he currently expects to reduce the number of other boards on which he serves from four to three by the third quarter of 2020. See Mr. Peltz’s biographical information below under the caption “Proposal 1: Election of Directors—Director Nominee Qualifications and Biographical Information—Nelson Peltz (Chairman)” for additional information.

(1)	CI: Capital and Investment; CSR: Corporate Social Responsibility; NCG: Nominating and Corporate Governance; Tech: Technology.

(2)	It is anticipated that the Board of Directors will determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.

(3)

Messrs. N. Peltz, May and Levato have been directors of the Company since September 2008, when the Company commenced its current business—the ownership and franchising of the Wendy’s® restaurant system. Messrs. N. Peltz and May served as directors of the Company’s predecessor companies from April 1993, and Mr. Levato from June 1996, until September 2008 when Wendy’s International, Inc. merged with Triarc Companies, Inc., the predecessor to The Wendy’s Company.

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. The Company’s Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth in the following tables.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors.

•  Majority voting for directors in uncontested elections with director resignation policy.

•  Separation of our Board Chair and Chief Executive Officer.

•  Majority independent Board.

•  Fully independent key Board committees.

•  Regularly scheduled executive sessions of
non-employee and independent directors.

•  Over 98% average Board and committee meeting attendance in 2019.

•  Active Board and committee oversight of risk management.

•  Comprehensive Corporate Governance Guidelines and Code of Business Conduct and Ethics.

•  Annual limit on cash and equity awards granted to non-employee directors under our 2010 Omnibus Award Plan.

•  No stockholder rights plan or “poison pill.”

•  Stockholders have the ability to act by written consent.

•  Stockholders have the ability to call special meetings.

•  No supermajority voting requirements.

•  No exclusive forum selection clause.

•  Amended and Restated Certificate of Incorporation provides stockholders with a “proxy access” right.

•  No fee-shifting By-Law provisions.

•  Annual say-on-pay advisory vote.

•  Strong pay-for-performance philosophy with emphasis on variable, performance-based compensation.

•  Multiple performance metrics in annual and long-term incentive plans.

•  Limited perquisites and benefits.

•  Engage independent outside compensation consultants.

•  Clawback provisions in our 2010 Omnibus Award Plan.

•  No speculative trading or hedging transactions.

•  “Double trigger” required for change in control equity vesting.

•  Significant stock ownership and retention guidelines for executive officers and directors.

2019 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

During 2019, the Company continued to deliver on Wendy’s brand promise to Delight Every Customer™ and execute every element of The Wendy’s Way by investing in the quality of our food and providing great value, exceptional service and an elevated restaurant experience. The Company made significant progress on driving improvement in our core economic model and, as a testament to the Wendy’s brand and our well-balanced marketing approach, we enjoyed one of our strongest sales performances of the last decade. As a result, the Company’s earnings and cash flows remained strong even as we laid the foundation to set the Wendy’s brand up for future success. Led by President and Chief Executive Officer Todd Penegor and our senior leadership team, the Company made significant investments to support our three key growth pillars of launching breakfast across the U.S. system, growing our digital business and expanding our international footprint, while continuing to execute on our global growth strategy. Through our strong operating performance in 2019, we delivered total stockholder return that ranked in the 74th percentile of the S&P MidCap 400® index.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable, performance-based incentives constituted the most significant portion of total direct compensation for 2019 for our Chief Executive Officer (84%) and other Named Executive Officers as a group (71%). Our Named Executive Officers (“NEOs”) for 2019 are identified under the caption “Compensation Discussion and Analysis—Named Executive Officers (NEOs).”

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The primary components of our 2019 executive compensation program are summarized in the following table and further described in the Compensation Discussion and Analysis in this Proxy Statement.

ELEMENT	VARIABLE	FORM	METRICS	PURPOSE

Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.
Annual Cash Incentives	Yes	Cash	• Adjusted EBITDA (60%) • Global Systemwide Sales (20%) • North America Same-Restaurant Sales (20%)

Align executive pay with Company and individual performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives and individual performance goals.

Long-Term Equity Incentives	Yes	Equity • Stock Options (50%) • Performance Units (50%)	• Cumulative Three-Year Free Cash Flow (50%) • Three-Year Relative Total Stockholder Return (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives. Create a direct link between executive pay and the long-term performance of our Common Stock (defined below).

Consistent with our executive compensation philosophy, the base salaries, target total cash compensation and target total direct compensation of our senior executives for 2019 fell within a competitive range of market median, in the aggregate. The Company’s overall operating and financial performance in 2019 supported an annual cash incentive payout at 120.0% of target, prior to adjustment for individual performance for executives other than the Chief Executive Officer.

We encourage you to read the Compensation Discussion and Analysis in this Proxy Statement for a detailed discussion of how our executive compensation program was designed and implemented in 2019 to achieve our overall compensation objectives. Stockholders should also review the 2019 Summary Compensation Table and other related compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2019.

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ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING

ANNUAL MEETING LOG IN INSTRUCTIONS

Because we have adopted a completely virtual format for the Annual Meeting, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 30, 2020 (the record date for the Annual Meeting), should log in to the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/WEN2020.

To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need your 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Online access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

Stockholders who hold shares of our Common Stock in a joint account may attend and participate in the virtual Annual Meeting by logging in with the 16-digit control number associated with the joint account that was included on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you will need the 16-digit control number included on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials of that legal entity in order to attend and participate in the virtual Annual Meeting.

If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to participate by voting or submitting questions.

SUBMITTING QUESTIONS AND VOTING YOUR SHARES AT THE ANNUAL MEETING

Submitting Questions. Stockholders as of the record date for the Annual Meeting who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/WEN2020 will have an opportunity to submit questions via the Internet during the live Q&A portion of the meeting. Stockholders must have their 16-digit control number to submit questions. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy).

Voting Your Shares. Stockholders as of the record date for the Annual Meeting who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/WEN2020 will have an opportunity to vote their shares electronically at the virtual Annual Meeting even if they have previously submitted their vote. Stockholders must have their 16-digit control number to vote their shares electronically at the virtual Annual Meeting.

TECHNICAL SUPPORT

We will have technicians ready to assist you with any difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be available at www.virtualshareholdermeeting.com/WEN2020.

VOTING YOUR PROXY

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. If a stockholder returns a signed and dated proxy card without contrary voting instructions, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to our knowledge, any other person. The proxy being solicited by the Board, however, conveys discretionary authority to the persons named as proxies in the proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to our corporate Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

The Company’s Board of Directors is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend and participate in the virtual Annual Meeting.

Q:	Why is the Company using a completely virtual format for the Annual Meeting this year?

A:

Due to the impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. We are also taking into account recent federal, state and local guidance that has been issued regarding COVID-19.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication with the Company at the Annual Meeting. For example, the virtual format allows stockholders to participate regardless of location and to participate by submitting questions during the live Q&A session and to vote their shares electronically during the live webcast. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy).

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following four proposals:

(1)	To elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To approve the adoption of the Company’s 2020 Omnibus Award Plan, a copy of which is attached as Annex A to this Proxy Statement;

(3)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020; and

(4)	To approve an advisory resolution to approve executive compensation.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote via the Internet;

•	Use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/WEN2020 and follow the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Q:	When is the record date, and who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on March 30, 2020, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

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Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (Eastern Time) on Tuesday, May 26, 2020. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a Notice of Internet Availability of Proxy Materials or a voting instruction form for you to use in directing it on how to vote your shares.

Q:	What constitutes a quorum?

A:

At the close of business on March 30, 2020, the Company had 222,587,219 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum.

Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3 and 4). Abstentions will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1).

Broker Non-Votes. Under the rules of The Nasdaq Stock Market (“Nasdaq”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the approval of the adoption of the Company’s 2020 Omnibus Award Plan (Proposal 2) or the advisory resolution to approve executive compensation (Proposal 4). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2 and 4). Because brokers are entitled to vote on Proposal 3, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 11 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 11 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

Q:	What vote is needed to approve the adoption of the Company’s 2020 Omnibus Award Plan (Proposal 2)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the adoption of the Company’s 2020 Omnibus Award Plan (Proposal 2).

8        The Wendy’s Company 2020 Proxy Statement

Q:	What vote is needed to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 3)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 (Proposal 3).

Q:	What vote is needed to approve the advisory resolution to approve executive compensation (Proposal 4)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve the 2019 executive compensation of our NEOs (Proposal 4). The vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board. However, the Compensation Committee will review the voting results of Proposal 4 and take those results into consideration when making future decisions regarding executive compensation as the Compensation Committee deems appropriate.

Q:	How do Nelson Peltz and Peter May intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz and Peter May, which represent, in the aggregate, approximately 19.1% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

Q:	If I deliver my proxy card (whether signed or unsigned) or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy. You can revoke your proxy by giving notice of revocation either personally or in writing to our corporate Secretary at the address provided under the caption “Other Matters—Principal Executive Offices.” You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by participating in the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of the printed Proxy Statement and 2019 Annual Report to Stockholders?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy. On or about April 10, 2020, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders containing information on how to access our proxy materials online or request a printed copy of the proxy materials. If you received a Notice of Internet Availability, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the Notice of Internet Availability. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?

A:

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all your shares are voted.

        The Wendy’s Company 2020 Proxy Statement        9

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, the Form 8-K will be publicly available on the SEC website at www.sec.gov and our Investor Relations website at www.irwendys.com/financials/sec-filings.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitation firm, toll-free at (888) 750-5834 with any questions about the Annual Meeting. Brokers, banks and other nominees may call Innisfree M&A Incorporated at (212) 750-5833.

10        The Wendy’s Company 2020 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 11 persons named below for election as directors of the Company at the Annual Meeting. Each of the nominees is presently serving as a director of the Company, and each of the nominees was elected as a director at the Company’s 2019 annual meeting of stockholders.

The Board of Directors recommends that the 11 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 11 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

        The Wendy’s Company 2020 Proxy Statement        11

  DIRECTOR NOMINEE QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Peltz has served as our non-executive Chairman since June 2007. He also served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has also served as a director of Sysco Corporation since August 2015, The Madison Square Garden Company since September 2015, The Procter & Gamble Company since March 2018 and Legg Mason, Inc. since May 2019.[1] Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll-Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014, MSG Networks Inc. from December 2014 to September 2015 and Mondelēz International, Inc. from January 2014 to March 2018.

Mr. Peltz is actively involved with various civic organizations and serves as Honorary Co-Chairman of the board of trustees and Chairman of the board of governors of the Simon Wiesenthal Center, a member of the honorary board of directors of the Prostate Cancer Foundation, a member of the board of overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the board of overseers of The Milken Institute, a member of the Intrepid advisory council, a member of both the board of trustees of New York-Presbyterian Hospital and board of governors of New York-Presbyterian Foundation, Inc. and a member of the board of Avon Old Farms School.

Mr. Peltz is the father of Matthew H. Peltz, a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also been recognized by the National Association of Corporate Directors as among the most influential people in the global corporate governance arena. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 77

Director Since: 1993

Current Board Committees:

Corporate Social Responsibility (Chair)

Executive (Chair)

[1]

In February 2020, Legg Mason, Inc. announced that it had entered into a definitive agreement to be acquired by Franklin Resources, Inc. The transaction is expected to close no later than the third quarter of 2020, at which time Mr. Peltz would no longer serve on the Legg Mason, Inc. board of directors.

12        The Wendy’s Company 2020 Proxy Statement

PETER W. MAY (VICE CHAIRMAN)

Mr. May has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. May has served as our non-executive Vice Chairman since June 2007. He also served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a Founding Partner of Trian Partners since November 2005. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May has served as a director of Mondelēz International, Inc. since March 2018. He previously served as a director of Tiffany & Co. from May 2008 to May 2017.

Mr. May is actively involved with various civic organizations and serves as Chairman Emeritus and a member of the board of trustees of The Mount Sinai Health System in New York, Co-Chairman of the New York Philharmonic, a trustee of the New-York Historical Society, an emeritus trustee of The University of Chicago, a life member of the advisory council of The University of Chicago Booth School of Business, a director of the Lincoln Center of the Performing Arts and a partner of the Partnership for New York City.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. Mr. May also brings to the Board financial sophistication by virtue of his prior professional experience as a certified public accountant. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 77

Director Since: 1993

Current Board Committees:

Capital and Investment (Chair)

Compensation

Corporate Social Responsibility

Executive

Technology (Chair)

        The Wendy’s Company 2020 Proxy Statement        13

KRISTIN A. DOLAN

Ms. Dolan has been a director of the Company since July 2017. She is the founder and has been the Chief Executive Officer of 605 LLC, an audience measurement and data analytics company in the media and entertainment industries, since its inception in November 2016. Prior to founding 605 LLC, Ms. Dolan worked at Cablevision Systems Corporation, a former large communications service provider sold in 2016, where she held several key leadership positions, including Chief Operating Officer from April 2014 to June 2016, President of Optimum Services from November 2011 to April 2014, Senior Executive Vice President of Product Management and Marketing from November 2011 to April 2013 and Senior Vice President from June 2003 to November 2011.

Ms. Dolan has also served as a director of AMC Networks Inc. since June 2011, The Madison Square Garden Company since September 2015, Revlon, Inc. since May 2017 and MSG Networks Inc. since April 2018. She previously served as a director of Cablevision Systems Corporation from May 2010 to June 2016.

Qualifications: Ms. Dolan brings to our Board substantial expertise in television audience data analytics, information integration and strategic marketing. Her breadth of knowledge and experience is attributable to her extensive professional background in communications, marketing and operations at Cablevision Systems Corporation, where she also held several key senior leadership positions. Ms. Dolan provides intimate and unique knowledge of television marketing campaigns, consumer data utilization, current and sophisticated data methodologies, predictive modeling and media expertise, each of which are important to the Company’s business. She also possesses significant executive management experience, which includes insight into corporate governance, working with management teams and boards of directors, finance, mergers and acquisitions, budgeting and strategic planning. We believe that Ms. Dolan’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 54

Director Since: 2017

Current Board Committees:

Technology

14        The Wendy’s Company 2020 Proxy Statement

KENNETH W. GILBERT

Mr. Gilbert has been a director of the Company since May 2017. From October 2012 to December 2017, he served as the Group Chief Marketing Officer of VOSS of Norway ASA, a global manufacturer and marketer of premium bottled water. Prior to joining VOSS, Mr. Gilbert founded and served as the President of RazorFocus, a marketing consultant practice, from May 2005 to October 2012. Prior to that time, he served as President and Chief Operating Officer of UniWorld Group, Inc., the longest established multicultural advertising agency in the U.S., from May 2003 to June 2004. From September 1995 to April 2001, Mr. Gilbert worked at Snapple Beverage Corporation (formerly Snapple Beverage Group, Inc.) as Senior Vice President and Chief Marketing Officer, where he led marketing efforts to revitalize the brand and assembled four company brands for successful disposition. Prior to his employment with Snapple, Mr. Gilbert served as Group Account Director at the Messner Vetere Berger Carey Schmetterer RSCG advertising agency from July 1991 to August 1995 and as Senior Vice President and Director of Client Services at UniWorld Group, Inc. from February 1989 to June 1991.

Mr. Gilbert also serves as Chairman for WELLTH Holdings, LLC, a company that incubates consumer products goods in the health and wellness category.

Qualifications: Mr. Gilbert possesses extensive experience in global brand management, marketing communications, advertising strategy and corporate social responsibility attributable to his overall professional background as a senior marketing executive in the consumer beverage industry. In his former role as Chief Marketing Officer for VOSS, Mr. Gilbert oversaw the company’s marketing function, administered multimillion-dollar budgets, directed internal marketing capabilities and managed the company’s strategic worldwide brand development, expansion and distribution. His Board qualifications include his in-depth knowledge and expertise in innovative brand revitalization, risk orientation, advertising conceptualization and public relations. Mr. Gilbert also provides valuable and unique insights into consumer brand positioning strategies, new product development, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. We believe that Mr. Gilbert’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 69

Director Since: 2017

Current Board Committees:

Corporate Social Responsibility

Technology

        The Wendy’s Company 2020 Proxy Statement        15

DENNIS M. KASS

Mr. Kass has been a director of the Company since December 2015. From February 2013 to June 2014, Mr. Kass served as Vice Chairman and a Senior Advisor at Ridgeway Partners, an executive search firm. From 2003 to 2012, Mr. Kass served as Chairman and Chief Executive Officer of Jennison Associates, LLC, an institutional asset manager. Prior to joining Jennison Associates, Mr. Kass spent 13 years with JPMorgan’s investment management unit, last serving as Vice Chairman and Chief Fiduciary Officer of JPMorgan Fleming Asset Management, and he was also Vice President of the investment banking division at Goldman Sachs & Co. Also, Mr. Kass served in the Reagan Administration as the Assistant Secretary of Labor for Pension and Welfare Benefits under the Employee Benefits Security Administration from 1985 to 1987 and was a Special Assistant to the President for Policy Development from 1981 to 1982.

Mr. Kass served as a director of Legg Mason, Inc. from April 2013 to July 2017 and was the non-executive Chairman of Legg Mason from July 2013 to October 2014. Mr. Kass also served as an Advisory Partner of Trian Partners until December 2017.

Mr. Kass serves as a senior advisor for First Eagle Investment Management, LLC and as a member of the Center for Strategic and International Studies advisory board and the advisory board for finance and the global executive board for the MIT Sloan School of Management. He also serves on the Lockheed Martin investment management company advisory board.

Qualifications: Mr. Kass has significant knowledge and expertise in financial and asset management, accounting processes, corporate governance and public policy that is derived from his diverse professional and public service experiences. He also has notable experience with the implementation and oversight of investment product lines, retail and institutional distribution capabilities and overall business operations. Mr. Kass brings to our Board valuable leadership experience in working with management teams and boards of directors, as well as extensive knowledge and insight in finance, mergers and acquisitions, capital management, governance and regulatory matters relevant to public company audit, compensation and benefits committees. Mr. Kass has also acquired financial sophistication by virtue of his business experience and professional background, including his past service as Chief Executive Officer and Chief Fiduciary Officer of two different companies. We believe that Mr. Kass’ overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 69

Director Since: 2015

Current Board Committees:

Audit

Compensation

16        The Wendy’s Company 2020 Proxy Statement

JOSEPH A. LEVATO

Mr. Levato has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from June 1996 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Levato also served as Executive Vice President and Chief Financial Officer of the Company and certain of our subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to his tenure with the Company, he was Senior Vice President and Chief Financial Officer of Trian Group, Limited Partnership from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries, Inc.

Qualifications: Mr. Levato has significant knowledge of industrial, financial and consumer-related businesses that is derived from his professional background, including several years of senior management and leadership experience with the Company. Mr. Levato brings to our Board an intimate knowledge of governance and regulatory matters relevant to public company audit and compensation committees. He also brings valuable financial and investment expertise to our Board by virtue of his senior executive and business experience, including his past service as Chief Financial Officer of three different companies. The Board of Directors has determined that Mr. Levato qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Levato’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 79

Director Since: 1996

Current Board Committees:

Audit

Compensation

Executive

Nominating and Corporate Governance

        The Wendy’s Company 2020 Proxy Statement        17

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and previously held several other key leadership positions. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. She also held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin also serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and You & Mr Jones. She is also a digital advisory board member for Unilever PLC, a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multibillion-dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 53

Director Since: 2015

Current Board Committees:

Compensation

Corporate Social Responsibility

Technology

18        The Wendy’s Company 2020 Proxy Statement

MATTHEW H. PELTZ

Mr. Peltz has been a director of the Company since December 2015. Mr. Peltz is a Partner and Senior Analyst and has been a member of the Investment Team of Trian Partners since January 2008. As a senior member of the Investment Team, he sources and generates new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. from May 2006 to January 2008, where he worked as an investment banking analyst and subsequently joined Liberty Harbor, an affiliated multi-strategy hedge fund.

Mr. Peltz previously served as a director (from April 2018 to September 2018) and as a board observer (from September 2015 to April 2018) of Pentair plc. He also previously served as a director of the former parent company of the Arby’s® restaurant brand from September 2012 to December 2015. Mr. Peltz is also a member of the board of managers of Hu Master Holdings, LLC and a member of the Board of Trustees of the Hospital for Special Surgery.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team where he focuses on, among other things, environmental, social and governance issues across the Trian Partners portfolio. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his service as a director of ARG Holding Corporation. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 37

Director Since: 2015

Current Board Committees:

Capital and Investment

Corporate Social Responsibility

Technology

        The Wendy’s Company 2020 Proxy Statement        19

TODD A. PENEGOR

Mr. Penegor joined the Company in June 2013 and has served as a director and as President and Chief Executive Officer of the Company since May 2016. He previously served as our President and Chief Financial Officer from January 2016 to May 2016, as our Executive Vice President, Chief Financial Officer and International from December 2014 to January 2016 and as our Senior Vice President and Chief Financial Officer from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Before joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Mr. Penegor has served as a director of Ball Corporation since October 2019.

Mr. Penegor is actively involved with various civic organizations and serves as Vice Chair of the board of trustees of the Dave Thomas Foundation for Adoption and as a member of the Michigan State University Eli Broad College of Business advisory board.

Qualifications: In addition to serving as our President and Chief Executive Officer, Mr. Penegor has extensive experience as an executive in the food products and consumer goods industries, including several years of senior management and leadership experience with Kellogg Company and Ford Motor Company. Mr. Penegor provides the Board with significant expertise in matters of corporate finance, business administration, investor relations, financial reporting, strategic planning, brand building and domestic and international operations, all of which are important to the Company’s business. We believe that Mr. Penegor’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 54

Director Since: 2016

Current Board Committees:

Capital and Investment

Executive

20        The Wendy’s Company 2020 Proxy Statement

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Since December 2018, Mr. Rothschild has been a Partner and head of the General Industries and Special Situations group at East Wind Advisors, LLC and its affiliated broker-dealer, East Wind Securities, LLC. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001, and he served as President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, from 2002 to 2018 until its merger with East Wind Advisors, LLC. Prior to founding Daroth Capital LLC, Mr. Rothschild was a Managing Director and co-head of the Leveraged Finance and Industrial Finance groups at Dresdner Kleinwort Wasserstein and its predecessor Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., predecessor to CIFC Corp. (acquired by F.A.B. Partners), from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital Corp.’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves as a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board, the Tufts University School of Engineering board of advisors and the Tufts University Entrepreneurship Center advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, mergers and acquisitions, capital management, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 64

Director Since: 2010

Current Board Committees:

Audit

Compensation (Chair)

Nominating and Corporate Governance (Chair)

        The Wendy’s Company 2020 Proxy Statement        21

ARTHUR B. WINKLEBLACK

Mr. Winkleblack has been a director of the Company since May 2016. From June 2014 to July 2019, Mr. Winkleblack provided financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he served as Senior Advisor to the CEO. In June 2013, he retired from H. J. Heinz Company, a global packaged food manufacturer, where he had been employed as Executive Vice President and Chief Financial Officer since 2002. Prior to his tenure with Heinz, Mr. Winkleblack held senior executive positions with various private-equity owned businesses from 1996 to 2001, including Perform.com and Freeride.com as part of Indigo Capital, C. Dean Metropolous Group and Six Flags Entertainment Corporation. He was Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Aramark since October 2019 and Church & Dwight Co., Inc. since January 2008. He previously served as a director of Performance Food Group Company from March 2015 until November 2019 and RTI International Metals, Inc. from December 2013 until the company was acquired by Alcoa Corporation in July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on financial and strategic planning for domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including compliance, performance and risk management, executive compensation, business analytics, finance and capital structure, investor relations, internal controls, financial reporting, information technology and mergers & acquisitions. His executive experience with Heinz and PepsiCo, as well as his board experience with Performance Food Group Company, provides a unique perspective on product supply dynamics for the quick-service restaurant industry. The Board of Directors has determined that Mr. Winkleblack qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 62

Director Since: 2016

Current Board Committees:

Audit (Chair)

Nominating and Corporate Governance

REQUIRED VOTE

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES.

22        The Wendy’s Company 2020 Proxy Statement

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently led by Nelson Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Penegor, the Company’s Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, a majority of the directors present may elect any director present as chair of the meeting. Non-management directors generally meet in executive session without management present after each regularly scheduled Board meeting.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the predecessor of the Company from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as our non-executive Chairman and Mr. Penegor currently serving as our Chief Executive Officer.

The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having separate positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Penegor.

BOARD MEMBERSHIP CRITERIA AND DIRECTOR NOMINATIONS

The Board of Directors adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of our corporate Secretary at our address provided under the caption “Other Matters—Principal Executive Offices.” The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws, which are described under the caption “Other Matters—Stockholder Proposals for 2021 Annual Meeting of Stockholders.”

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DIRECTOR INDEPENDENCE

Under the rules and listing standards of Nasdaq, the Board of Directors must have a majority of directors who meet the criteria for independence required by Nasdaq. Pursuant to our Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board adopted the Director Independence Categorical Standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. The Corporate Governance Guidelines and Independence Standards are available on our Governance website at www.irwendys.com/esg/governance. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•   The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•   The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•   The director or an immediate family member of the director: (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•   The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•   The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than: (i) payments arising solely from investments in the Company’s securities and (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by Nasdaq with respect to Nasdaq Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•   The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•   The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

The Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of these reviews, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that under applicable Nasdaq rules and the Independence Standards, each of Mses. Dolan and Mathews-Spradlin and Messrs. Gilbert, Kass, Levato, May, Rothschild and Winkleblack qualified as an independent director.

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In making its independence determinations with respect to Ms. Mathews-Spradlin and Messrs. Gilbert, Kass, Levato and Rothschild, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determinations with respect to Ms. Dolan and Messrs. May and Winkleblack, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the respective director’s exercise of independent judgment in carrying out the responsibilities of a director:

•   Mr. May is the President and a Founding Partner of Trian Partners, which, as noted above, is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions.” Mr. May also served as President and Chief Operating Officer of the predecessor of the Company from April 1993 through June 2007. The Board of Directors also considered the relationship of Trian Partners and its partners with the Company and the presence of Trian Partners representatives (including Nelson Peltz) on the board of directors of Sysco Corporation, which is one of the Company’s suppliers.

•   Until November 2019, Mr. Winkleblack served as a non-management director of Performance Food Group Company, a leading marketer and distributor of food and food-related products across the United States. In 2017, the Company and its franchisees purchased food, beverages and supplies from Performance Food Group Company.

•   Mr.  Winkleblack was appointed as a non-management director of Aramark in 2019, which is currently a franchisee of four Wendy’s restaurants in the United States.

•   Ms.  Dolan serves as a non-management director of AMC Networks Inc. In each of 2017, 2018 and 2019, the Company purchased advertising time from a subsidiary of AMC Networks Inc.

BOARD COMMITTEES AND RELATED MATTERS

The Board has a standing Audit Committee, Compensation Committee (with a separate Performance Compensation Subcommittee), Nominating and Corporate Governance Committee, Corporate Social Responsibility Committee and Technology Committee. The Charters for each of these committees are available on our Governance website at www.irwendys.com/esg/governance and are available in print, free of charge, to any stockholder who requests them. The Board also has a standing Capital and Investment Committee and Executive Committee. The current members of each Board committee are identified in the following table.

NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE	TECHNOLOGY

Nelson Peltz					Chair	Chair

Peter W. May*		✓		Chair	✓	✓	Chair

Kristin A. Dolan*							✓

Kenneth W. Gilbert*					✓		✓

Dennis M. Kass*	✓	✓ (1)

Joseph A. Levato*	✓	✓	✓			✓

Michelle J. Mathews-Spradlin*		✓ (1)			✓		✓

Matthew H. Peltz				✓	✓		✓

Todd A. Penegor				✓		✓

Peter H. Rothschild*	✓	Chair (1)	Chair

Arthur B. Winkleblack*	Chair		✓

*	Independent Director

(1)	Also serves as a member of the Performance Compensation Subcommittee.

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ATTENDANCE AT BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING

The Board of Directors held six meetings during 2019. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors attended the Company’s 2019 annual meeting of stockholders.

AUDIT COMMITTEE

Committee Members:	Committee Functions:
Arthur B. Winkleblack* (Chair) Dennis M. Kass Joseph A. Levato* Peter H. Rothschild *Audit Committee Financial Expert Number of Meetings in 2019: 8

As more fully described in its charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the integrated audits of the Company’s financial statements. The Audit Committee also assists the Board in fulfilling the Board’s oversight responsibility relating to:

•  The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company.

•  The performance of the Company’s internal audit function.

•  The annual independent integrated audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

•  The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures.

•  Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy.  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that two members of the Audit Committee, Messrs. Levato and Winkleblack, each qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules.

Audit Committee Report.  The report of the Audit Committee with respect to 2019 is provided in this Proxy Statement under the caption “Audit Committee Report.”

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COMPENSATION COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild* (Chair) Dennis M. Kass* Joseph A. Levato Michelle J. Mathews-Spradlin* Peter W. May *Subcommittee Member Number of Meetings in 2019: 4 joint meetings

As more fully described in its charter, the primary purpose of the Compensation Committee is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s non-employee directors and executive officers. In carrying out its duties, the Compensation Committee:

•  Reviews and approves the goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines (or recommends to the Board for determination) the compensation of the Chief Executive Officer based on such evaluation.

•  Reviews and approves the goals and objectives relevant to the compensation of our other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers upon considering all relevant matters.

•  Reviews and approves the overall compensation philosophy, policies and procedures for the Company’s executive officers, including with respect to stock ownership and clawbacks.

•  Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, which includes the determination of awards to be granted to executive officers and other employees under such plans and the evaluation of achievement of established plan goals and objectives.

•  Reviews and approves competitive market data and the Company’s peer group companies to evaluate the overall competitiveness of our executive and director compensation levels;

•  Reviews the competitiveness and appropriateness of our non-employee director compensation program and approves (or makes recommendations to the Board) with respect to non-employee director compensation.

•  Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

•  Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company.

•  Provides recommendations to the Board regarding compensation-related proposals considered at stockholder meetings (including say-on-pay and say-on-frequency advisory votes).

•  Performs certain oversight and settlor functions with respect to the Company’s 401(k) plan and other pension, profit sharing, thrift or retirement plans and ERISA welfare benefit plans.

Performance Compensation Subcommittee.  The Performance Compensation Subcommittee (sometimes referred to herein as the “Subcommittee”) administers the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including the Company’s 2010 Omnibus Award Plan, as amended (the “2010 Omnibus Award Plan”), and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

Independence.  The Board has determined that each member of the Compensation Committee and the Subcommittee satisfies the independence requirements of Nasdaq. In addition, each member of the Subcommittee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

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Compensation Committee Report.  The report of the Compensation Committee with respect to 2019 is provided in this Proxy Statement under the caption “Compensation Committee Report.”

Additional information about the actions taken by the Compensation Committee and Subcommittee in 2019 with respect to the executive compensation of our NEOs is discussed in the Compensation Discussion and Analysis and under the caption “Compensation Committee Report.” The actions taken by the Compensation Committee in 2019 regarding the compensation of our non-employee directors are discussed under the caption “Compensation of Directors.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild (Chair) Joseph A. Levato Arthur B. Winkleblack Number of Meetings in 2019: 4

In carrying out its duties as more fully described in its charter, the Nominating and Corporate Governance Committee:

•  Identifies individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board.

•  Considers and recommends director nominees for the Board to select in connection with each annual meeting of stockholders.

•  Considers and recommends nominees for election to fill any vacancies on the Board and to address related matters.

•  Recommends to the Board the committee assignments of directors.

•  Develops and recommends to the Board corporate governance principles applicable to the Company.

•  Oversees an annual evaluation of the Board’s performance.

Independence.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

Committee Members:	Committee Functions:
Nelson Peltz (Chair) Kenneth W. Gilbert Michelle J. Mathews-Spradlin Peter W. May Matthew H. Peltz Number of Meetings in 2019: 1

As more fully described in its charter, the Corporate Social Responsibility Committee assists the Board in reviewing and overseeing the Company’s corporate social responsibility (“CSR”) strategic initiatives, including environmental, social and governance (“ESG”) matters, community involvement and outreach initiatives and philanthropic endeavors. In fulfilling these responsibilities, the Corporate Social Responsibility Committee:

•  Reviews and discusses the Company’s overall approach to CSR, including current and potential CSR strategic initiatives.

•  Provides recommendations to the Board on CSR strategic initiatives, including ESG matters, community involvement and outreach initiatives and philanthropic endeavors.

•  Reviews and approves certain charitable contributions made by or on behalf of the Company.

•  Reviews and discusses risks and opportunities, emerging trends and evolving best practices relative to the Company’s CSR strategic initiatives.

•  Considers the impact that the Company’s CSR strategic initiatives may have on Company performance, public perception, competitive position and key stakeholders.

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TECHNOLOGY COMMITTEE

Committee Members:	Committee Functions:
Peter W. May (Chair) Kristin A. Dolan Kenneth W. Gilbert Michelle J. Mathews-Spradlin Matthew H. Peltz Number of Meetings in 2019: 6

As more fully described in its charter, the Technology Committee assists the Board in discharging the Board’s oversight responsibilities relating to the Company’s overall development, use and risk management of information technology. In carrying out its duties, the Technology Committee:

•  Reviews and evaluates the Company’s digital customer engagement initiatives.

•  Provides recommendations to the Board regarding information technology matters, including cybersecurity matters and digital customer engagement initiatives.

•  Reviews and discusses the Company’s risk management and risk assessment guidelines and policies regarding technology risk.

•  Reviews and discusses technology trends relating to the Company’s digital customer engagement initiatives.

•  In coordination with the Audit Committee, reviews, evaluates and discusses the quality and effectiveness of the Company’s technology risk management, assessment and exposures.

•  Consults with the Audit Committee regarding the quality and effectiveness of the Company’s technology risk management, as well as information technology and cybersecurity systems and processes that affect or relate to the Company’s internal controls.

•  Reviews and provides recommendations regarding the Company’s cybersecurity and information technology policies, programs and practices and digital customer engagement initiatives.

OTHER BOARD COMMITTEES

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

EXECUTIVE SESSIONS OF THE BOARD

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. Annually, the Chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Winkleblack presiding in 2019.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks within their respective areas of responsibility. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal audit function and the Company’s independent registered public accounting firm the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers

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and other employees, as discussed below under the caption “Compensation Governance—Compensation Risk Assessment.” The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to governance, succession planning relating to the Chief Executive Officer and the effectiveness of our Corporate Governance Guidelines. The Technology Committee aids in evaluating the Company’s technology risk management, assessment and exposures, including information technology, cybersecurity, data security and fraud risks. The Corporate Social Responsibility Committee reviews risks related to the Company’s CSR strategic initiatives. Each of these committees reports directly to the Board.

The Audit Committee also oversees enterprise risk management (“ERM”) for the Company. ERM is supported by an internal Enterprise Risk Management Committee composed of a cross-functional group of senior management, business leaders and other personnel from applicable risk management functions of the Company. The Enterprise Risk Management Committee identifies current and potential risks facing the Company and ensures that actions are taken as and when appropriate to manage and mitigate those risks. The Audit Committee receives a comprehensive ERM report on a semiannual basis and discusses the results with the full Board, which is ultimately responsible for oversight of the Company’s ERM process. In addition, the Board also receives a comprehensive ERM report on an annual basis.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

BOARD’S ROLE IN SUCCESSION PLANNING

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business (such as retirement). The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Nominating and Corporate Governance Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the retirement of the Chief Executive Officer.

In addition to Chief Executive Officer succession planning, the Board of Directors conducts a periodic review of senior leadership succession plans. During this review, the Board discusses with the Chief Executive Officer and Chief People Officer organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

BOARD AND COMMITTEE EVALUATIONS

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness.

As part of the Board’s self-evaluation, directors consider and provide feedback on various issues, including interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests.

Committee self-evaluations are led by the respective committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisers. The results of the committee self-evaluations are discussed with the full Board.

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STOCKHOLDER ENGAGEMENT

We believe ongoing engagement with our stockholders is an important component of strong corporate governance. In 2019, we held approximately 60 meetings with our top 100 active stockholders to discuss a range of topics, including our financial results and outlook, business strategy and performance and capital structure. In addition, we also discuss a variety of environmental, social, governance and other corporate social responsibility matters with our stockholder base throughout the year.

The Company communicates with stockholders through a variety of means, including our Annual Meeting, quarterly earnings calls, conferences, investor outreach calls and roadshows, Investor Days and our corporate and Investor Relations websites, including The Square Deal™ blog. We welcome and value input from all stockholders and encourage stockholders to reach out to our Investor Relations team.

CODE OF BUSINESS CONDUCT AND ETHICS AND RELATED GOVERNANCE POLICIES

The Board of Directors has adopted several governance policies to support its risk oversight function, including our Code of Business Conduct and Ethics (the “Code of Ethics”), Securities Trading Policy and Public Disclosure Policy.

Code of Ethics.  The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity and applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with applicable legal and regulatory requirements, business conduct, conflicts of interest, use of Company assets, confidential information and information retention and reporting. The Code of Ethics is available on our Governance website at www.irwendys.com/esg/governance. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Securities Trading Policy.  The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under our Securities Trading Policy, covered persons:

•   May not trade in Company securities if they are aware of material nonpublic information;

•   May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•   May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•   Must comply with certain pre-clearance and blackout procedures described in the policy.

The Securities Trading Policy also prohibits the Company’s directors, officers and employees from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. See “Compensation Discussion and Analysis—Compensation Governance Matters—Anti-Hedging Policy” for additional details.

Public Disclosure Policy.  The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with applicable legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

•    Disclosures in documents filed with the SEC;

•   Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•    Information contained on the Company’s website.

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COMPENSATION GOVERNANCE

COMPENSATION RISK ASSESSMENT

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2020, the Compensation Committee and its independent advisers met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•   Plan and award metrics are tied directly to profitability, earnings, sales and growth;

•   Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that are designed to provide a balanced mix of both short-term and long-term incentives;

•   Performance-based awards have fixed maximum payouts;

•   The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Ethics or any other Company policy or procedure;

•   Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•   All incentive awards granted under the 2010 Omnibus Award Plan contain clawback provisions in favor of the Company in the event the Company is required to materially restate its financial statements or a court determines that a participant has engaged in a “detrimental activity” (as defined in the 2010 Omnibus Award Plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee concluded that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The executive compensation program includes the following features that are designed to prevent risk-taking that could have a material adverse effect on the Company:

•   Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•   Performance goals and metrics under the Company’s annual incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•   Long-term equity incentive awards are based upon the Company’s performance over a multiyear period, which mitigates against the taking of short-term risk;

•    Incentive compensation plan design allows for adjustment of performance metrics for nonrecurring and unusual items or events so that executives are rewarded based on the Company’s actual operating results;

•    Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•   The Board of Directors adopted our Stock Ownership and Retention Guidelines for Executive Officers and Directors that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

AUTHORITY TO DELEGATE

The Compensation Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Subcommittee also may delegate to one or more Company directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

32        The Wendy’s Company 2020 Proxy Statement

ROLE OF COMPENSATION CONSULTANTS IN THE EXECUTIVE COMPENSATION PROCESS

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisers in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as the Compensation Committee determines to be necessary or appropriate for payment of compensation to consultants and advisers retained by the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent outside compensation consultant. Representatives from FW Cook regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from FW Cook on competitive market practices, including evolving trends and best practices. During 2019, FW Cook assisted the Compensation Committee with respect to the design of the Company’s executive compensation program and determination of targeted compensation levels thereunder, including base salary levels, the 2019 annual cash incentive and long-term equity incentive awards, and the overall mix of total direct compensation for the Chief Executive Officer and other senior executives. FW Cook also advised the Compensation Committee in connection with its review and approval of compensation decisions related to the realignment of the Company’s management and operating structure, including the creation of the President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer roles, updates to the Company’s peer group for 2020, the design of and modifications to the executive compensation program for 2020 and the design of the Company’s 2020 Omnibus Award Plan. At the request of the Compensation Committee, FW Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, FW Cook does not provide any other services to the Company and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules (including consideration of the six independence factors specified in Nasdaq Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2019, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation Committee and FW Cook.

ROLE OF MANAGEMENT IN THE EXECUTIVE COMPENSATION PROCESS

The Company’s executive officers provide support and assistance to the Compensation Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Subcommittee regarding the design of the Company’s annual incentive plan and long-term incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Subcommittee then determines the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from FW Cook. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. Under the terms of the annual incentive plan for 2019, payouts to executives other than the Chief Executive Officer could be adjusted by the Subcommittee between 0% and 120% of the calculated award at the recommendation of the Chief Executive Officer, based on his assessment of each executive’s individual performance. The Subcommittee then determined the actual incentive payouts to eligible participants after taking into account Company and individual performance and any other relevant facts and circumstances.

        The Wendy’s Company 2020 Proxy Statement        33

The Chief Executive Officer and other members of management with expertise in compensation, benefits, tax, accounting, legal and other matters provide information and make recommendations to the Compensation Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Management also presents information to the Compensation Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable Nasdaq rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee or Subcommittee with respect to his compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Five non-management directors served on the Compensation Committee during 2019: Ms. Mathews-Spradlin and Messrs. Kass, Levato, May and Rothschild.

During 2019: (i) no member of the Compensation Committee had ever served as an officer or employee of the Company, except that Mr. Levato served as the Executive Vice President and Chief Financial Officer of the predecessor of the Company from April 1993 to August 1996 and Mr. May served as President and Chief Operating Officer of the predecessor of the Company from April 1993 to June 2007; (ii) no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K, except that, as noted above, Mr. May is the President and a founding partner and Principal of Trian Partners, which is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions;” and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Company’s Board of Directors, the Compensation Committee or the Subcommittee.

34        The Wendy’s Company 2020 Proxy Statement

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019.

The Compensation Committee:

Peter H. Rothschild, Chair

Dennis M. Kass

Joseph A. Levato

Michelle J. Mathews-Spradlin

Peter W. May

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

        The Wendy’s Company 2020 Proxy Statement        35

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures (adjusted EBITDA, global systemwide sales and free cash flow). Please refer to Annex B to this Proxy Statement for further discussion regarding non-GAAP financial measures and for reconciliations of certain of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the United States (“GAAP”).

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2019 to the individuals identified below as our Named Executive Officers.

NAMED EXECUTIVE OFFICERS (NEOS)

NAME	POSITION
Todd A. Penegor	President and Chief Executive Officer
Gunther Plosch	Chief Financial Officer
Kurt A. Kane	President, U.S. and Chief Commercial Officer
Abigail E. Pringle	President, International and Chief Development Officer
E. J. Wunsch	Chief Legal Officer and Secretary
Robert D. Wright[2]	Former Executive Vice President, Chief Operations Officer (through May 31, 2019)

2019 EXECUTIVE SUMMARY

2019 Company Performance

During 2019, we made significant progress on driving improvement in our core economic model by executing our global growth strategy and laying the foundation for future success. As a testament to the Wendy’s brand and our well-balanced marketing approach, we enjoyed one of our strongest sales performances of the last decade, allowing us to deliver significant value for our stockholders. We achieved our ninth consecutive year of North America same-restaurant sales growth and delivered our fourth successive year of global net new restaurant growth, while growing global systemwide sales by over four percent. As a result, our earnings and cash flows remained strong even as we laid the foundation to set the Wendy’s brand up for future success by investing to support our three major growth pillars: launching breakfast across the U.S. system, growing our digital business and expanding our international footprint.

Our key operating and financial results for 2019, along with a summary of key strategic achievements, are highlighted below.

Continuing to Strengthen Our Core Economic Model

➣	Achieved North America system same-restaurant sales growth of 2.8% (3.7% on a two-year basis).

➣	Delivered global systemwide sales of approximately $10.9 billion, a year-over-year increase of 4.4% on a constant currency basis.

➣

Generated operating profit of $262.6 million, net income of $136.9 million and adjusted EBITDA[3] of $412.8 million while making substantial investments of approximately $22 million to support the launch of breakfast across the U.S. system and the installation of digital scanners in North America restaurants.

[2]

Mr. Wright departed the Company on May 31, 2019. Under the terms of the 2010 Omnibus Award Plan, the 2019 Annual Incentive Plan and his employment letter with the Company, Mr. Wright received certain payments and benefits in connection with his departure from the Company. For more information regarding these payments and benefits, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” below.

[3]	Please refer to Annex B for a reconciliation of non-GAAP financial measures.

36        The Wendy’s Company 2020 Proxy Statement

➣	Delivered net cash provided by operating activities of $288.9 million and free cash flow[4] of $221.0 million.

➣

Completed a successful refinancing of a portion of our securitized financing facility, which reduced our weighted average interest rate below 4% for our total debt outstanding under our securitized financing facility.

Laying the Foundation for Future Success through Our Growth Pillars

➣

Reorganized our operational leadership to continue to drive further accountability and efficiencies across the organization by creating two new leadership positions and promoting Kurt Kane to President, U.S. and Chief Commercial Officer, and Abigail Pringle to President, International and Chief Development Officer. See “—Realignment of Management and Operating Structure” below for additional details.

➣	Invested approximately $17 million in 2019 to support the U.S. system and franchise community in preparation for the launch of breakfast across the U.S. system, which launched on March 2, 2020.

➣	Announced our intention to expand into Europe by opening Company-operated restaurants in the United Kingdom.

➣

Continued to expand our digital platform as a pillar for growth by investing approximately $5 million to upgrade our North America system with scanners to drive integration and working to expand our delivery business by adding additional partners.

Executing Our Global Growth Strategy and Strengthening the Wendy’s Brand

➣	Opened 182 total new restaurants and 77 net new restaurants globally, representing 1.1% global net new restaurant growth.

➣

Continued to enhance the Wendy’s brand through image activation in 2019, which includes reimaging existing restaurants and building new restaurants. At the end of 2019, 58% of Wendy’s global system restaurants were on our image activation design.

➣

Continued to optimize the Wendy’s system by evaluating strategic dispositions of Company-operated restaurants to existing and new franchisees, evaluating strategic acquisitions of franchised restaurants and facilitating 37 franchise flips and 271 franchisee-to-franchisee restaurant transfers.

Creating Significant Value for Stockholders

➣

Increased our quarterly dividend rate by 18% from 8.5 cents per share to 10.0 cents per share in the first quarter of 2019, marking our seventh consecutive year of dividend rate increases. Subsequently, in October 2019, we announced an additional 20% increase in our quarterly dividend rate from 10.0 cents per share to 12.0 cents per share.

➣	Returned approximately $314 million in cash to stockholders through approximately $218 million in share repurchases and $96 million in dividends.

➣

Delivered total stockholder return that ranked in the 74th, 78th and 89th percentiles of the S&P MidCap 400 index over the past one, three and five years, respectively. We continued to outpace the S&P MidCap 400 index in 2019 with 45% total stockholder return, and our three- and five-year total stockholder returns were 74% and 176%, respectively.

[4]

For 2019, the Company defined “free cash flow” as cash flows from operations minus (i) capital expenditures, (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP, and (iii) the tax effect of gain on other investments in equity securities. Please refer to Annex B for a reconciliation of non-GAAP financial measures.

        The Wendy’s Company 2020 Proxy Statement        37

The following graph illustrates our total stockholder return over the past three years relative to the S&P MidCap 400 index and the peer group we use as a benchmark for executive compensation purposes, assuming an initial investment of $100 and reinvestment of all dividends when received. See “—Peer Group Companies and Benchmarking” below for additional details on our peer group.

2019 Executive Compensation Program Payouts

Our strong performance in 2019 was reflected in the compensation delivered to our senior executives, as described in this Compensation Discussion and Analysis and as set forth in the 2019 Summary Compensation Table and the related compensation tables, notes and narratives that follow. The Compensation Committee set appropriate goals under our executive compensation program and, driven primarily by North America same-restaurant sales in the third and fourth quarters that exceeded our targets, our overall North America same-restaurant sales, adjusted EBITDA and global systemwide sales performance resulted in an annual cash incentive payout at 120.0% of target, prior to adjustment for individual performance. With respect to long-term equity compensation, the performance unit awards granted to senior executives in February 2017 vested at 127.9% of target based on the Company’s relative total stockholder return and cumulative adjusted earnings per share performance over the three-year performance period beginning January 2, 2017 and ending December 29, 2019.

In June 2019, our stockholders expressed strong support of our executive compensation program through their annual say-on-pay advisory vote, with approximately 97% of the votes cast for approval of the compensation of our NEOs, the Company’s third straight year with over 95% support. The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

38        The Wendy’s Company 2020 Proxy Statement

Strong Compensation Governance and Stockholder Support

WHAT WE DO	WHAT WE DON’T DO

Hold an annual say-on-pay advisory vote for stockholders.

   Provide annual or multiyear incentive guarantees.

   Provide excessive perquisites or benefits to executives.

   Grant equity awards at less than fair market value.

   Offer pension benefits to executives.

   Pay dividends on equity awards that are not earned or vested.

   Gross-up excise taxes upon a change in control.

   Reprice underwater stock options.

   Permit speculative trading, hedging or derivative transactions in our Common Stock.

Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable, performance-based compensation.
Engage independent outside compensation consultants and utilize market, industry and peer group data to ensure we compensate fairly and competitively, but not excessively.
Set meaningful performance goals at the beginning of annual and multiyear performance periods.
Balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

Mitigate undue risk-taking by utilizing multiple performance metrics, imposing caps on individual payouts, employing a clawback policy for equity awards and performing an annual compensation risk assessment.

Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control.
Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives.

Realignment of Management and Operating Structure

In May 2019, the Company announced a realignment of its management and operating structure to align with its long-term growth plans. To continue to drive further accountability and efficiencies across the organization, the Company created two new leadership positions, a President, U.S. and Chief Commercial Officer and a President, International and Chief Development Officer. Effective June 3, 2019, the Company promoted Mr. Kane to the role of President, U.S. and Chief Commercial Officer, and promoted Ms. Pringle to the role of President, International and Chief Development Officer. The impact of these promotions on Mr. Kane’s and Ms. Pringle’s compensation for 2019 are described in further detail in “—Compensation Decisions for 2019” below. As a result of these leadership changes, the role of Chief Operations Officer was eliminated, and Mr. Wright departed the organization on May 31, 2019 after a period of transition.

In conjunction with this realignment, the Company adopted a new segment reporting structure beginning in the fourth quarter of 2019. As part of this new segment reporting structure, the Company (i) combined its Canadian business with its International segment and (ii) separated its real estate and development operations into its own segment. As a result, the Company is now composed of the following segments:

•   Wendy’s U.S.

•    Wendy’s International

•   Global Real Estate & Development

Because the Compensation Committee approved our executive compensation program for 2019 before the realignment described above occurred, this “Compensation Discussion and Analysis” – and the Proxy Statement – discusses only the Company’s previous reporting structure, which reflects 2019 consolidated results of operations without a discussion of segment results.

        The Wendy’s Company 2020 Proxy Statement        39

A PHILOSOPHY OF PAY-FOR-PERFORMANCE

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•   Attract and retain highly-qualified executives;

•   Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•   Align the interests of executives with the interests of the Company’s stockholders.

Emphasis on Variable Compensation

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. The following charts illustrate how these three components (at targeted levels of performance) were allocated for 2019 to create the overall pay mix for the Chief Executive Officer and the other NEOs as a group (excluding Mr. Wright, who departed the Company during 2019 and did not receive full-year equity awards).

As reflected by the charts above, performance-based incentives constitute the most significant portion of target total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high proportion of variable, performance-based compensation, the executive compensation program offers senior executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance goals are not achieved.

40        The Wendy’s Company 2020 Proxy Statement

Alignment of CEO Compensation and Company Performance

We designed our 2019 incentive compensation to motivate and reward executive performance. The 2019 incentive structure focused on five key performance metrics under our annual and long-term incentive plans, with the largest portion of compensation tied to equity awards that vest over a multiyear period to support talent retention and foster strong alignment between our management and stockholders. Highlighting the alignment between our executive pay and Company performance, the following charts show the total direct compensation of our Chief Executive Officer as compared to the Company’s performance under these five performance metrics for the past three years.

CEO COMPENSATION

This chart indicates the total direct compensation of Mr. Penegor, our President and Chief Executive Officer, for each of 2017, 2018 and 2019, as reported in the 2019 Summary Compensation Table. The increase in Mr. Penegor’s compensation for 2019 was primarily driven by our strong operational and financial performance that resulted in an annual cash incentive payout at 120.0% of target, compared to a payout of 71.2% of target in the prior year.

GLOBAL SYSTEMWIDE SALES

Our efficient growth strategy has produced consistent global systemwide sales growth driven by global new restaurant development and increased same-restaurant sales at existing Wendy’s restaurants. During this three-year period, the Company’s global systemwide sales grew from $10.3 billion in 2017 to $10.9 billion in 2019, an increase of 6.4%.

N.A. SAME-RESTAURANT SALES

On both a one- and two-year basis, the Company experienced North America same-restaurant sales growth that was achieved by the success of our “One More Visit, One More Dollar” strategy. As a result of our growth strategy, 2019 was our ninth consecutive year of same-restaurant sales growth in North America and one of our strongest performances over the past decade.

        The Wendy’s Company 2020 Proxy Statement        41

ADJUSTED EBITDA[5]

The Company’s operating success and resilient business model have continued to drive a higher quality of earnings. Our adjusted EBITDA increased from $389.9 million in 2017 to $412.8 million in 2019, a 5.9% increase while making substantial investments of approximately $22 million in 2019 to support the launch of breakfast across the U.S. system and the installation of digital scanners in North America restaurants.

FREE CASH FLOW[6]

The strength of the Company’s business model following our transition to a 95%-franchised system has generated significant free cash flow generation that has enabled us to return significant cash to our stockholders. Our free cash flow increased from $169.3 million in 2017 to $221.0 million in 2019, a 30.5% increase after accounting for substantial investments in 2019 to support the launch of breakfast and the installation of digital scanners.

TOTAL STOCKHOLDER RETURN

Our stockholders have benefitted from the Company’s growth through continued increases in our stock price and dividends, which has resulted in our total stockholder return significantly outpacing the S&P MidCap 400 index over the past three years, ranking in the 62nd, 69th and 74th percentiles for 2017, 2018 and 2019, respectively. Our stock price appreciated from $13.52 on the last trading day of 2016 to $22.16 on the last trading day of 2019, a 63.9% increase, and our quarterly cash dividend rate grew from 7.0 cents per share in first quarter 2017 to 12.0 cents per share in fourth quarter 2019, a 71.4% increase.

As discussed above in “—Emphasis on Variable Compensation”, a substantial portion of our NEO compensation is delivered in the form of variable, performance-based compensation. This type of compensation is substantially dependent on our financial and operational results and, with respect to our long-term equity awards, the performance of our Common Stock, which are important components of our executive compensation strategy. This compensation framework establishes a strong alignment between our executive compensation and the interests of our stockholders and supports our ability to attract, motivate and retain executive talent by rewarding our executives when they generate value for our stockholders. Our pay-for-performance strategy has resulted in executive compensation, especially that of our Chief Executive Officer, that is reasonable and aligned with achievement of the Company’s business objectives.

[5]

Please refer to Annex B for a reconciliation of non-GAAP financial measures. The Company adopted the accounting guidance for revenue recognition effective January 1, 2018. The amount shown for the fiscal year ended December 31, 2017 is presented on a recast basis to account for the impact of revenue recognition. The Company has provided a Reconciliation of Recast Net Income to Recast Adjusted EBITDA for 2017 in Annex B.

[6]	Please refer to Annex B for a reconciliation of non-GAAP financial measures.

42        The Wendy’s Company 2020 Proxy Statement

ELEMENTS OF EXECUTIVE COMPENSATION

The primary components of our executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives

• Align executive pay with Company and individual performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives and individual performance goals.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

HOW EXECUTIVE COMPENSATION IS DETERMINED

On an annual basis, the Compensation Committee reviews the effectiveness of our executive compensation philosophy and program and the performance of our senior executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for senior executives, the Compensation Committee, in consultation with FW Cook, considers a number of factors, including: (i) Company and individual performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) the Chief Executive Officer’s recommendations with respect to the performance and compensation of our other executive officers; (v) competitive market practice; (vi) internal pay equity; (vii) alignment with stockholder interests; and (viii) creation of long-term stockholder value.

For 2019, the Compensation Committee utilized the following approach to guide the Committee in making executive compensation decisions:

•    Targeted Compensation Levels. Compensation levels for base salary, annual cash incentives and long-term equity incentives are targeted within a competitive range of market median (defined as +/-10% for base salary, +/-15% for target total cash compensation and +/-20% for target total direct compensation), with realized actual compensation above or below that median range based on individual and Company performance. Individual executive compensation levels may be set above or below the median range depending on factors such as individual experience, recruiting considerations for new hires, sustained high performance and the degree to which the Company position has greater or lesser responsibilities than the comparable market, industry or peer group position.

•    Competitive Market, Industry and Peer Group Data. The Compensation Committee considers competitive data that includes broad market and industry compensation survey data, as well as peer group data for certain senior executives. Data from companies with comparable revenue size included in the Willis Towers Watson U.S. CDB General Industry Executive Compensation Survey Report (“General Industry Data”), along with our industry peer group, are used to evaluate the competitiveness of the compensation levels for our Chief Executive Officer and our Chief Financial Officer. The industry peer group is also intended to be used as the primary reference for the President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer.7 Data

[7]

Given the scope and uniqueness of the roles of President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer, these roles do not utilize a secondary benchmark reference. For purposes of the industry peer group, the President, U.S. and Chief Commercial Officer role has been matched to the highest paid Named Executive Officer other than the Chief Executive Officer and Chief Financial Officer. The President, International and Chief Development Officer role has been matched to the second highest-paid Named Executive Officer other than the Chief Executive Officer and Chief Financial Officer.

        The Wendy’s Company 2020 Proxy Statement        43

from the Chain Restaurant Total Rewards Association Executive and Management Compensation Survey Report (“Restaurant Industry Data”) is used as an additional reference for all other senior executive positions.[8]

•    Annual Cash Incentives. The performance measures utilized for annual cash incentives are focused on the Company’s earnings and growth. For executives other than the Chief Executive Officer, adjustments between 0% and 120% compared to calculated payouts were possible in 2019, based on individual performance.

•   Long-Term Equity Incentives. Long-term equity incentive awards consist of (i) performance units that vest based on the Company’s achievement of two performance metrics that measure cash flows and market performance over a three-year performance period and (ii) stock options that vest over three years.

The Compensation Committee believes this approach is effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s consistent earnings, sales, cash flows and new restaurant growth, the generation of strong stockholder returns and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

Peer Group Companies and Benchmarking

As described above, the Compensation Committee utilizes an industry peer group to inform compensation decisions for the Chief Executive Officer and Chief Financial Officer positions. In June 2019, the Compensation Committee also approved the use of this industry peer group as the primary benchmark for making compensation decisions for both the President, U.S. and Chief Commercial Officer and the President, International and Chief Development Officer. This peer group is also used for competitive analyses of director compensation, as discussed under the caption “Compensation of Directors.”

The Compensation Committee, with assistance from FW Cook, annually reviews and approves the composition of our peer group. As part of this review, the Compensation Committee considers specific criteria and recommendations from FW Cook regarding companies to be added or removed from the peer group. Our peer group companies are selected from the restaurant industry and typically report systemwide revenue within a range of 30% to 300% of the Wendy’s system (i.e., revenue from both Company-operated restaurants and franchised restaurants) and market capitalization within a range of 20% to 500% of the Company’s market capitalization The Compensation Committee has the ability to refine the peer group based on other factors, including, for example, whether the peer group company considers Wendy’s as a peer or whether the peer group company is a direct competitor, talent competitor or key industry peer of the Company. With respect to our 2019 industry peer group companies, the Company ranked near the median in the market capitalization range and between the median and 75th percentile in the systemwide revenue range.

[8]

With respect to the Compensation Committee’s review of General Industry Data (760 companies) and Restaurant Industry Data (97 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted using a methodology that reflects the Company’s global systemwide sales prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

44        The Wendy’s Company 2020 Proxy Statement

In late 2018, the Compensation Committee, upon FW Cook’s recommendation, replaced Buffalo Wild Wings, Inc. with Cracker Barrel Old Country Store, Inc. as a result of the acquisition of Buffalo Wild Wings, Inc. in February 2018. The industry peer group for 2019 included the companies identified in the following table.

2019 EXECUTIVE COMPENSATION PEER GROUP COMPANIES
Bloomin’ Brands, Inc.	Dine Brands Global, Inc.	Restaurant Brands International Inc.
Brinker International, Inc.	Domino’s Pizza, Inc.	Sonic Corp.*
Chipotle Mexican Grill, Inc.	Dunkin’ Brands Group, Inc.	Starbucks Corporation
Cracker Barrel Old Country Store, Inc.	Jack in the Box Inc.	YUM! Brands, Inc.
Darden Restaurants, Inc.	Papa John’s International Inc.

*

In August 2019, the Compensation Committee, upon FW Cook’s recommendation, replaced Sonic Corp. with Texas Roadhouse, Inc. for the Company’s 2020 peer group as a result of the acquisition of Sonic Corp. in December 2018.

Incentive Compensation Performance Metrics

In determining the appropriate incentive compensation award levels for our senior executives, the Performance Compensation Subcommittee considers the Company’s achievement of pre-established performance targets focused on a balanced mix of value-driving performance metrics. For the 2019 incentive compensation program, the Subcommittee approved five performance metrics designed to measure the Company’s earnings, cash flows, growth and market performance, as shown in the following table.

INCENTIVE COMPENSATION COMPONENT	PERFORMANCE METRICS
Annual Cash Incentive	• Adjusted EBITDA • Global Systemwide Sales • North America Same-Restaurant Sales Growth

Performance Units— Long-Term Equity Incentive	• Cumulative Three-Year Free Cash Flow • Three-Year Total Stockholder Return Relative to S&P MidCap 400

These five performance metrics and the framework of our executive compensation program are further discussed under the caption “—Compensation Decisions for 2019.” The Subcommittee determined that for 2019, the performance metrics were appropriate and consistent with our executive compensation philosophy because the metrics (i) align with the earnings, cash flow and growth expectations of our Board, management and stockholders, (ii) serve as key indicators of our business operating performance and (iii) hold our executives accountable for driving strong financial results and stockholder returns over annual and multiyear performance periods.

2019 Non-GAAP Financial Measures

The Company has identified certain non-GAAP financial measures, including adjusted EBITDA, global systemwide sales and free cash flow, as internal measures of the Company’s business operating performance and as performance measures for benchmarking against our peers and competitors. Please refer to Annex B for further discussion regarding non-GAAP measures and for reconciliations of certain of these non-GAAP financial measures. The Compensation Committee determined that using these measures for our executive compensation program provides our stockholders with a meaningful perspective of how our executive incentive compensation links to the underlying operating performance of our current business and enables our stockholders to better understand and evaluate our historical and prospective operating performance as it relates to executive incentive compensation awards. The Compensation Committee also determined that free cash flow is an important liquidity measure that communicates how much cash flow is available for working capital needs or to be used for investing in growth, repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. The Compensation Committee believes that adjusted EBITDA, global systemwide sales and free cash flow are appropriate for our executive compensation program and important supplemental measures of the Company’s operating performance because these

        The Wendy’s Company 2020 Proxy Statement        45

metrics eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

COMPENSATION DECISIONS FOR 2019

Base Salary

In February 2019, the Compensation Committee reviewed the base salaries for the Company’s senior executives, taking into account individual and Company performance, internal pay equity and the other factors described under the caption “—How Executive Compensation is Determined.” After consulting with FW Cook, and considering recommendations from the Chief Executive Officer with respect to other senior executives, the Compensation Committee approved base salary increases for certain executives in February 2019, to be effective April 1, 2019, including Mr. Penegor ($20,000), Mr. Plosch ($25,000), Mr. Kane ($10,000), Ms. Pringle ($15,000), Mr. Wunsch ($30,000) and Mr. Wright ($10,000). In approving these increases, the Compensation Committee noted that the base salaries of the senior executives remained within a competitive range of market median, in the aggregate, consistent with the Company’s executive compensation philosophy.

Guiding Principles for Annual and Long-Term Incentive Plans

In February 2019, the Subcommittee approved the 2019 annual cash incentive and long-term equity incentive compensation framework for senior executives. The design of the 2019 annual and long-term incentive plans was guided by the following key principles:

•    Drive growth over the prior year. Growth over the prior year is generally required for incentive payouts.

•    Reward executives consistent with external outlook. Payout levels were designed to motivate and reward performance that is equal to or greater than the Company’s external outlook to align executives’ interests with those of our stockholders.

•    Align executive compensation with Company performance relative to restaurant industry competitors. Performance goals were established at the beginning of the performance period taking into consideration the recent performance of the Company’s peers.

•    Establish challenging and appropriate incentive performance goals. Incentive design and payouts were structured to support achievement of the Company’s business and financial goals set forth in the Company’s annual operating plan, with achievement of performance targets resulting in target incentive payouts and outperformance of business goals providing for additional compensation opportunities.

Annual Cash Incentive Compensation

The 2019 annual incentive plan was based on the achievement of three performance metrics – adjusted EBITDA, North America same-restaurant sales and global systemwide sales. Adjusted EBITDA is a key earnings metric and reflects the Company’s focus on increasing operating profitability, while North America same-restaurant sales and global systemwide sales are key growth metrics and represent fundamental operating performance measures for the Company’s business. In selecting these metrics, the Subcommittee noted that adjusted EBITDA, North America same-restaurant sales and global systemwide sales are prevalent restaurant industry measures, and management’s ability to attain the pre-established goals for these metrics was critical to achieving the Company’s business objectives for 2019 and driving long-term stockholder value.

46        The Wendy’s Company 2020 Proxy Statement

The following table identifies the performance metrics, incentive opportunities and actual results achieved under the 2019 annual incentive plan.

DESIGN OF 2019 ANNUAL INCENTIVE PLAN

($ in millions) PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	2019 ACTUAL ACHIEVEMENT	2019 ACTUAL PAYOUT %	WEIGHTED PAYOUT %
Adjusted EBITDA[9]	60%	$412.0	$431.0	$454.0	$429.6	96.0%	57.6%
Same-Restaurant Sales[10]	20%	+0.5%	+2.0%	+4.0%	+2.8%	142.0%	28.4%
Global Systemwide Sales[11]	20%	$10,630	$10,830	$11,040	$10,973	170.0%	34.0%

2019 Total Payout %							120.0%

The following table shows the target opportunities and actual payouts for the NEOs under the 2019 annual incentive plan. The target payout levels are expressed as a percentage of base salary in effect as of the end of 2019. Annual cash incentive payouts for all NEOs other than the Chief Executive Officer can be adjusted between 0% and 120% of the calculated award based on an assessment of each executive’s individual performance. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual. Our Chief Executive Officer is not eligible for individual performance adjustments under the annual incentive plan because the Compensation Committee determined that Chief Executive Officer performance is reflected appropriately by reference to the Company’s actual business and financial results. In approving the target payout levels in February 2019, the Subcommittee noted that the 2019 target total cash compensation for the Company’s senior executives fell within a competitive range of market median, in the aggregate, consistent with the Company’s executive compensation philosophy. The actual payouts for the NEOs were approved by the Subcommittee in February 2020 based on the Company’s 2019 adjusted EBITDA, North America same-restaurant sales and global systemwide sales results and the application of individual performance multipliers for each NEO other than our Chief Executive Officer and Mr. Wright.

[9]

“Adjusted EBITDA” for purposes of the 2019 annual incentive plan is defined as earnings for fiscal 2019 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” non-GAAP reconciliation table (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2019 earnings release, (ii) to exclude the impact of investments to support the Company’s launch of breakfast across the U.S. system that were not included in the Company’s base 2019 annual operating plan and (iii) to exclude the impact of specific nonrecurring and unusual items or other adjustments, to the extent approved by the Subcommittee. For purposes of the 2019 annual incentive plan, the specific adjustments applied in calculating adjusted EBITDA from the Company’s reported 2019 financial results, including the $16.8 million of investments to support the launch of breakfast across the U.S. system, are shown in Annex B.

[10]

“Same-restaurant sales” is defined as North America system same-restaurant sales for Company-operated restaurants and franchised restaurants located in the U.S. and Canada, excluding the impact of currency translation. Same-restaurant sales are reported for new restaurants that have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Reimaged restaurants are removed from comparable same-restaurant sales once they have been closed for one week and return to comparable same-restaurant sales upon reopening.

[11]

“Global systemwide sales” is defined as sales by both Company-operated restaurants and franchised restaurants. For Canadian and international franchised restaurants, local currency sales are converted at constant foreign exchange rates consistent with the Company’s external financial reporting definition to determine sales in U.S. Dollars. Due to the highly inflationary economies of Venezuela and Argentina, the contributions from those countries were excluded.

        The Wendy’s Company 2020 Proxy Statement        47

TARGET PAYOUT LEVELS AND ACTUAL PAYOUTS UNDER 2019 ANNUAL INCENTIVE PLAN12

PARTICIPANT	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY[13]	ANNUAL INCENTIVE TARGET ($)	WEIGHTED PAYOUT % ACHIEVED FOR 2019	INDIVIDUAL PERFORMANCE MULTIPLIER	TOTAL 2019 ANNUAL INCENTIVE PAYOUT ($)

Todd A. Penegor	1,000,000	130%	1,300,000	120.0%	—	1,560,000

Gunther Plosch	625,000	75/85%	505,208	120.0%	120%	730,000

Kurt A. Kane	660,000	75/85%	533,500	120.0%	120%	770,000

Abigail E. Pringle	570,000	75/85%	460,750	120.0%	115%	635,000

E. J. Wunsch	470,000	75%	352,500	120.0%	105%	445,000

Robert D. Wright	580,000	75%	435,000	120.0%	—	217,500[14]

The individual performance multipliers for Messrs. Plosch, Kane and Wunsch and Ms. Pringle reflect Mr. Penegor’s assessment of each executive’s performance during 2019 as measured against individual and strategic performance goals set at the beginning of the fiscal year. The Subcommittee determined that positive adjustments were appropriate to reward executives’ contributions to the Company’s strong operating and financial performance and execution of the Company’s strategic initiatives in 2019.

In February 2020, the Compensation Committee, after consultation with FW Cook, discontinued the individual performance multiplier for all executive officers (excluding the Chief Executive Officer, whose individual multiplier component had already been discontinued) in order to reinforce a strong link between Company performance and executive compensation and better align the interests of the Company’s executive officers with the Chief Executive Officer. This change will be effective beginning with the Company’s 2020 executive compensation program.

[12]

In conjunction with establishing the 2019 annual incentive plan, the Subcommittee approved a plan with a threshold performance goal for 2019 of net operating profit (before taxes) of $190.2 million, excluding: (i) all asset write-downs (including asset impairment and goodwill impairment charges); (ii) reorganization and realignment costs; and (iii) “System optimization gains, net” as reported by the Company on its financial statements. Achievement of this performance goal (which was $0.4 million higher than the 2018 performance goal) allowed for the funding of an annual incentive pool with maximum incentive award opportunities for eligible participants. Based on 2019 financial results, the Subcommittee certified that the Company satisfied the threshold performance goal. The Subcommittee then approved incentive payouts to senior executives under the 2019 annual incentive plan based on the Company’s achievement of the performance metrics under that plan (i.e., adjusted EBITDA, same-restaurant sales and global systemwide sales), as adjusted for individual performance.

[13]

As a result of the realignment of the Company’s management and operating structure, effective June 3, 2019, the annual incentive targets for Messrs. Plosch and Kane and Ms. Pringle increased from 75% to 85% of base salary. Their respective annual incentive targets for 2019 are therefore prorated accordingly. See “—Compensation Decisions Related to the Realignment of Management and Operating Structure” below for additional details.

[14]

Under the terms of the 2019 Annual Incentive Plan and his employment letter with the Company, Mr. Wright received certain payments and benefits in connection with his departure from the Company as of May 31, 2019, including a prorated payment in respect of his 2019 annual cash incentive award, payable when annual cash incentives are paid to other senior executives of the Company. For more information regarding these payments and benefits, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” below.

48        The Wendy’s Company 2020 Proxy Statement

Long-Term Equity Incentive Compensation

In February 2019, the Subcommittee approved the 2019 long-term equity incentive compensation framework for senior executives. Consistent with the prior year, 2019 long-term equity incentive awards consisted of equally weighted performance units and stock options, as summarized in the following table.

DESIGN OF 2019 LONG-TERM INCENTIVE PLAN

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[15]	RATIONALE
Performance Units	50%	• Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics.	• Granted first quarter (February 2019). • Performance metrics are established at the beginning of a three-year performance period.

•  Value is dependent on the Company’s achievement of multiyear strategic business objectives and the price of our Common Stock.

•  Cliff vesting requires executives to remain with the Company through the performance period to realize the full value of the award.

Stock Options	50%	• Three-year ratable vesting.	• Granted third quarter (August 2019). • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.	• Delivers value only if the price of our Common Stock increases. • Aligns the interests of executives with the long-term interests of stockholders.

Performance Unit Awards. The extent of the vesting and payout of the 2019 performance unit awards is based on the Company’s achievement of the performance goals under two equally-weighted performance metrics—cumulative free cash flow and relative total stockholder return—over a three-year performance period (December 31, 2018 through January 2, 2022), as described in the following table.

PERFORMANCE METRICS FOR 2019 PERFORMANCE UNIT AWARDS

PERFORMANCE METRIC	WEIGHT	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE
Free Cash Flow, Cumulative Three-Year[16] (Compounded Annual Growth Rate)	50%	2.5%	6.1%	11.6%	• Motivates executives to achieve consistent, long-term liquidity growth. • Rewards executives based on an internal operating measure with clear line of sight.
Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	50%	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends. • Rewards executives based on the Company’s relative performance compared to a broad market index.

[15]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All stock options granted to senior executives during 2019 were issued during open trading windows established under the Company’s Securities Trading Policy.

[16]

With respect to the 2019 performance unit awards, “free cash flow” was defined as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expenses included in net income, each as prepared in accordance with accounting principles generally accepted in the United States of America and reported in the Company’s fiscal 2019, 2020 and 2021 Consolidated Statements of Cash Flows, as adjusted (A) due to changes in applicable accounting standards or principles, (B) to exclude the impact of the proposed settlement of the financial institutions class action lawsuits related to the 2015 and 2016 criminal cyberattacks and (C) to exclude the impact of any other unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year. Any such adjustment made pursuant to the preceding sentence must be approved by the Compensation Committee.

        The Wendy’s Company 2020 Proxy Statement        49

In determining the metrics for the 2019 long-term incentive plan, the Subcommittee considered that the metrics reflect the Company’s growth-oriented goals under our long-term strategic business plan, directly link executive compensation with the Company’s long-term performance and reinforce our pay-for-performance philosophy. Further, the Subcommittee selected these two performance metrics in recognition of compensation governance best practices and marketplace trends to reflect a significant portion of performance-based pay in executive compensation plans and to utilize multiple performance metrics in long-term incentive plan design.

Following the end of the performance period, the Compensation Committee will review the extent to which the performance metrics have been achieved under the 2019 long-term incentive plan and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

Grant Date Target Value of 2019 Long-Term Equity Incentive Awards. The Subcommittee determined the grant date target value of the 2019 long-term equity incentive awards for senior executives, including Messrs. Plosch, Kane, Wunsch and Wright and Ms. Pringle, by assessing the impact of the value of these awards on each executive’s target total direct compensation, competitive market practices and other relevant factors, such as internal pay equity, individual and Company performance, the value of prior year awards, the terms of individual employment arrangements (where applicable) and recommendations from Mr. Penegor. See the “2019 Grants of Plan-Based Awards” table for additional information.

In determining the grant date target value of Mr. Penegor’s 2019 long-term equity incentive award, the Subcommittee discussed Mr. Penegor’s 2019 performance objectives and 2018 performance results, including certain individual and strategic performance goals, and gave particular consideration to Mr. Penegor’s contributions to the Company’s sustained success, strategic direction and enhanced brand and economic relevance since becoming Chief Executive Officer in May 2016. The Subcommittee also discussed competitive market compensation data and information provided by FW Cook. After considering the foregoing and all other relevant factors, the Subcommittee determined that a 2019 long-term equity incentive award with a grant date target value of $4,100,000 (which placed Mr. Penegor’s target total direct compensation for 2019 within a competitive range of market median) was appropriate in light of Mr. Penegor’s experience relative to the market and was reflective of competitive practice.

In approving these awards in February 2019, the Subcommittee noted that the 2019 target total direct compensation for senior executives fell within a competitive range of market median, in the aggregate, consistent with the Company’s executive compensation philosophy.

Compensation Decisions Related to the Realignment of Management and Operating Structure

As described above in “—Realignment of Management and Operating Structure,” in June 2019, the Company promoted Mr. Kane and Ms. Pringle to the roles of President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer, respectively. As a result of these promotions, in June 2019, the Compensation Committee approved the following changes to Mr. Kane’s and Ms. Pringle’s compensation for 2019:

•    Base Salary. Base salary increases for Mr. Kane ($60,000) and Ms. Pringle ($50,000).

•    Annual Cash Incentive Compensation. Adjustments to the annual incentive targets for Mr. Kane and Ms. Pringle from 75% to 85% of base salary. In addition, in order to maintain alignment between Mr. Kane’s and Ms. Pringle’s new leadership roles and the Chief Financial Officer role, the Compensation Committee also approved an adjustment to Mr. Plosch’s annual incentive target from 75% to 85% of base salary.

•    Long-Term Equity Incentive Compensation. Increases in the long-term incentive targets for Mr. Kane and Ms. Pringle. As a result, Mr. Kane and Ms. Pringle each received an enhanced equity incentive award in August 2019, consisting of stock options and additional performance units having the same terms as those granted in February 2019. See the “2019 Grants of Plan-Based Awards” table for additional information.

The foregoing changes resulted in target total direct compensation for 2019 for each of Messrs. Plosch and Kane and Ms. Pringle remaining in the competitive range of market median.

50        The Wendy’s Company 2020 Proxy Statement

ADDITIONAL COMPENSATION DECISIONS

Vesting of 2017 Performance Unit Awards

In February 2017, the Subcommittee awarded performance units to the Company’s senior executives, including Messrs. Penegor, Plosch, Kane, Wunsch and Wright and Ms. Pringle, as part of the Company’s 2017 executive compensation program. The performance units vested at the conclusion of the three-year performance period (January 2, 2017 through December 29, 2019), based on the Company’s achievement of two equally weighted performance metrics – adjusted earnings per share (cumulative three-year) and relative total stockholder return – over such performance period. The performance goals, actual achievements and payout levels are described in the following two tables.

	ADJUSTED EARNINGS PER SHARE[17]			RELATIVE TOTAL STOCKHOLDER RETURN
PERFORMANCE	VALUE	COMPOUNDED GROWTH RATE	PAYOUT AS % OF TARGET	RANKING VS. S&P MIDCAP 400	PAYOUT AS % OF TARGET

Threshold Level	$1.40	8.0%	37.5%	25th Percentile	37.5%

Above Threshold	$1.46	10.0%	75.0%	37.5th Percentile	75.0%

Target Level	$1.54	13.0%	100.0%	50th Percentile	100.0%

Above Target	$1.74	20.0%	150.0%	75th Percentile	150.0%

Maximum Level	$1.90	25.0%	200.0%	≥ 90th Percentile	200.0%

Actual Achievement	$1.52	12.3%	93.8%	78.6th Percentile	162.0%

	ATTAINED AND WEIGHTED PERFORMANCE AS % OF TARGET
METRIC	ATTAINMENT PER METRIC	WEIGHTED ATTAINMENT

Adjusted Earnings Per Share (50%)	93.8%	46.9%

Relative Total Stockholder Return (50%)	162.0%	81.0%

Total Weighted Payout		127.9%

In February 2020, the Subcommittee certified the Company’s weighted achievement of the adjusted earnings per share and relative total stockholder return performance goals and approved share payouts equal to 127.9% of the performance unit awards to senior executives, including Mr. Penegor (141,521 shares), Mr. Plosch (33,742 shares), Mr. Kane (30,477 shares), Ms. Pringle (21,768 shares) and Mr. Wunsch (23,945 shares) without exercising negative discretion, as well as Mr. Wright (33,961 shares), who was entitled to a prorated portion of his 2017 performance units pursuant to the terms of the 2017 Performance Unit Award agreement and his employment letter. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” for more information regarding the payments and benefits received by Mr. Wright in connection with his departure from the Company.

[17]

With respect to the 2017 performance unit awards, “adjusted earnings per share” was defined as diluted net income (loss) per share (after taxes) as reported on the Company’s Consolidated Statements of Operations, as adjusted (i) within the Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to Net Income and Diluted Earnings Per Share (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2017, 2018 and 2019 earnings releases, (ii) due to changes in applicable accounting standards or principles and (iii) to exclude the after-tax impact of any other unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year. As a result, the impacts of the following were excluded from the calculation of “adjusted earnings per share” for purposes of the 2017 performance unit awards: (x) tax reform (resulting in a reduction of adjusted EPS of $0.08 for each of 2018 and 2019), (y) the Company’s investments to support the launch of breakfast across the U.S. system (resulting in an increase of adjusted EPS of $0.05 for 2019) and (z) the Company’s investments to install digital scanners in North America (resulting in an increase of adjusted EPS of $0.02 for 2019).

        The Wendy’s Company 2020 Proxy Statement        51

One-Time Equity Award Enhancements

In February 2020, the Compensation Committee, in consultation with its independent outside compensation consultant, approved one-time equity award enhancements to Mr. Kane and Ms. Pringle to recognize their increased responsibilities and importance to the Company’s long-term leadership. The award enhancement, which was valued at $1.0 million to each of Mr. Kane and Ms. Pringle, was delivered 50% in restricted stock units that cliff vest after four years and 50% in performance units, on the same terms as made available to other senior executives as part of the Company’s executive compensation program for 2020.

COMPENSATION GOVERNANCE MATTERS

Clawback Provisions in Equity Awards

All of the equity awards granted to senior executives and other eligible participants during 2019 contain clawback provisions in favor of the Company, as described below.

•   In the event of a material restatement of the Company’s financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•   If a court determines that a participant has engaged in any “detrimental activity” (as defined in the 2010 Omnibus Award Plan), the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

•   If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”) that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The guidelines, which are described under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Employment Arrangements with our NEOs

The Company does not utilize formal employment agreements with its NEOs. The Company believes this practice is a responsible approach aligned with stockholder interests and best practice. Employment arrangements for our NEOs are governed by the terms of their individual employment letters, as well as the Company’s Executive Severance Pay Policy (the “Executive Severance Policy”). Please refer to “Employment Arrangements and Potential Payments Upon Termination or Change in Control” for additional information on the employment arrangements and a summary of the key provisions related to termination of employment for the NEOs, including following a change in control.

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s directors, officers and employees in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, the Company’s directors, officers and employees, as well as certain close family members of such persons, are prohibited from engaging in speculative transactions, including speculative transactions that are intended to hedge or offset the value of Company securities. Specifically, directors, officers and employees: (i) may not sell Company securities that are not then owned (including sales with delayed delivery); (ii) may not engage in transactions in publicly traded options of Company securities, such as puts, calls and other derivative securities; (iii) may not purchase Company securities on margin; (iv) may not engage in any other hedging transactions, such as forward sales, zero-cost collars and similar transactions, without pre-clearance from the Company’s Chief Legal Officer or legal department; and (v) are discouraged from pledging or hypothecating Company securities. Additionally, the Company’s directors and executive officers may not sell Company securities within six months of their purchase on the open market.

52        The Wendy’s Company 2020 Proxy Statement

Furthermore, Company securities held in a margin account or otherwise pledged as collateral for a loan do not count toward satisfaction of the applicable Common Stock ownership requirement under the Company’s Stock Ownership and Retention Guidelines. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

Tax and Accounting Considerations

Tax Deductibility of Performance-Based Compensation. Our long-term equity incentive compensation was previously structured in a manner intended to qualify for the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code, under which certain types of performance-based compensation were exempt from the $1.0 million deductibility limit (including but not limited to income from stock options and performance-based restricted stock) if, among other requirements, such compensation was subject to certain performance goals under a plan established by the Subcommittee and approved by our stockholders. This Section 162(m) deductibility exemption was repealed in the Tax Cuts and Jobs Act of 2017 (the “TCJA”), effective for tax years beginning after December 31, 2017, such that compensation paid to our covered executives in excess of $1.0 million is not deductible unless the compensation was exempt prior to the TCJA and is provided pursuant to a written binding contract in place as of November 2, 2017, provided that the contract is not modified in any material respect after such date.

The Compensation Committee continues to analyze the impact of the Section 162(m) deductibility limitations on our executive compensation program. At the same time, the Compensation Committee and Subcommittee believes it is important to retain discretion and maximum flexibility in designing appropriate executive compensation programs and establishing competitive forms and levels of executive compensation that are in the best interests of the Company and our stockholders.

Accounting Costs Related to Long-Term Equity Awards. The Compensation Committee and Subcommittee take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under GAAP, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Compensation Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration and Frequency of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote), as discussed under the caption “Proposal 4 – Advisory Resolution to Approve Executive Compensation.” At the Company’s 2019 annual meeting of stockholders, approximately 97% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of our named executive officers for 2018, as disclosed in the Company’s definitive proxy statement for the 2019 annual meeting of stockholders filed with the SEC on April 18, 2019. In August 2019, the Compensation Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted at that time. The Compensation Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

        The Wendy’s Company 2020 Proxy Statement        53

2019 SUMMARY COMPENSATION TABLE

This 2019 Summary Compensation Table sets forth the salary, bonus, cash incentive awards, equity incentive awards and all other compensation that was earned by, or paid or awarded to, the following Named Executive Officers for 2019, 2018 and 2017:

•      The Company’s President and Chief Executive Officer, Todd A. Penegor;

•     The Company’s Chief Financial Officer, Gunther Plosch;

•      The Company’s three most highly compensated executive officers during 2019 (other than Messrs. Penegor and Plosch) who were serving as executive officers at the end of 2019:

O	Kurt A. Kane, President, U.S. and Chief Commercial Officer;

O	Abigail E. Pringle, President, International and Chief Development Officer; and

O	E. J. Wunsch, Chief Legal Officer and Secretary; and

•      One additional individual who served as an executive officer during 2019 but whose employment was terminated prior to the end of 2019:

O	Robert D. Wright, former Executive Vice President, Chief Operations Officer.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3) *	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Todd A. Penegor (President and CEO)	2019	992,274	—	2,049,979	2,049,997	1,560,000	36,738	6,688,988
	2018	964,849	—	1,874,982	1,874,998	872,200	33,838	5,620,867
	2017	919,973	—	1,624,988	1,624,997	1,267,125	35,910	5,472,993

Gunther Plosch (CFO)	2019	617,055	—	549,969	549,997	730,000	28,000	2,475,021
	2018	555,973	—	449,990	549,999	350,000	27,800	1,933,762

	2017	492,397	—	387,488	387,497	470,000	27,600	1,764,982

Kurt A. Kane (President, U.S. and CCO)	2019	625,397	—	529,115	529,166	770,000	30,800	2,484,478
	2018	513,589	—	349,989	449,998	320,000	27,800	1,661,376
	2017	445,027	—	599,983	349,998	405,000	30,400	1,830,408

Abigail E. Pringle (5) (President, International and CDO)	2019	542,356	—	420,771	420,830	635,000	28,000	2,046,957
	2018	456,247	—	299,988	400,000	250,000	27,800	1,434,035

E. J. Wunsch (CLO and Secretary)	2019	461,233	—	337,475	337,497	445,000	30,800	1,612,005
	2018	431,315	—	312,491	312,496	260,000	27,800	1,344,102
	2017	406,384	—	274,983	274,997	375,000	152,458	1,483,822

Robert D. Wright (6) (Former EVP, COO)	2019	239,041	—	512,495	—	217,500	3,099,730	4,068,766
	2018	563,951	—	487,484	537,497	305,000	29,913	1,923,845

	2017	545,003	—	487,486	487,497	490,000	30,610	2,040,596

(1)

The amounts shown represent the aggregate grant date fair value of stock awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2019 Form 10-K for the assumptions made in determining these values.

The amounts shown for 2019 reflect the target grant date fair values of performance unit awards granted to the NEOs in February 2019 (and, with respect to Mr. Kane and Ms. Pringle, additional performance unit awards granted in August 2019) under the 2010 Omnibus Award Plan that are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period beginning December 31, 2018 and ending January 2, 2022. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Penegor, $4,099,959; Mr. Plosch $1,099,938; Mr. Kane, $1,058,230; Ms. Pringle, $841,541; Mr. Wunsch, $674,949; and Mr. Wright, $1,024,990. For more information regarding the performance goals and potential payouts with respect to the 2019 performance unit awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2019—Long-Term Equity Incentive Compensation.”

54        The Wendy’s Company 2020 Proxy Statement

(2)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2019 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2019, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2019—Long-Term Equity Incentive Compensation.”

(3)

The amounts shown represent the annual cash incentive payouts earned by the NEOs under the 2010 Omnibus Award Plan for the year shown based on the Company’s achievement of annual performance goals established by the Subcommittee, as adjusted for individual performance. For more information regarding the performance goals and potential payouts with respect to the 2019 cash incentive awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2019—Annual Cash Incentive Compensation.” With respect to Mr. Wright, reflects the pro rata portion of his annual cash incentive award for 2019, which was paid on the same date annual incentives were paid to other executives. For more information, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” below.

(4)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2019:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($)	PAYMENTS/ ACCRUALS IN CONNECTION WITH TERMINATION OF EMPLOYMENT ($) (b)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (c)	TOTAL ($)
Todd A. Penegor	11,200	19,200	—	6,338	36,738
Gunther Plosch	11,200	16,800	—	—	28,000
Kurt A. Kane	11,200	16,800	—	2,800	30,800
Abigail E. Pringle	11,200	16,800	—	—	28,000
E. J. Wunsch	11,200	16,800	—	2,800	30,800
Robert D. Wright	11,200	7,754	3,077,976	2,800	3,099,730

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)

The amounts shown reflect the value of severance payments and benefits received or accrued during 2019 by Mr. Wright in connection with his departure from the Company. For more information regarding these payments and benefits, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” below.

(c)

The amount shown for Messrs. Penegor, Kane, Wunsch and Wright includes the Company’s reimbursement of medical expenses incurred under the Company’s executive physical examination program (Mr. Penegor, $3,600; and each of Messrs. Kane, Wunsch and Wright, $2,800). The Company adopted this program to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. The amount shown for Mr. Penegor also includes the Company’s payment of certain residential security costs that were approved by the Compensation Committee following the Company’s review of potential security concerns related to Mr. Penegor’s service as the Company’s Chief Executive Officer, as well as a related tax assistance payment of $1,228 made by the Company.

(5)	Ms. Pringle was not a Named Executive Officer in 2017 and, therefore, her compensation information for that year has not been provided.

(6)

Mr. Wright departed the Company on May 31, 2019. In connection with his departure from the Company, Mr. Wright received and accrued certain severance payments and benefits, as described below under the caption “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright.”

        The Wendy’s Company 2020 Proxy Statement        55

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the NEOs in 2019.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
NAME	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Todd A. Penegor			650,000	1,300,000	2,600,000

	2/14/19	2/14/19				39,654	105,744	211,488	—	—	—	—	2,049,979

	8/9/19	8/1/19				—	—	—	—	602,285	19.71	19.84	2,049,997

Gunther Plosch			252,604	505,208	1,010,416

	2/14/19	2/14/19				10,638	28,369	56,738	—	—	—	—	549,969

	8/9/19	8/1/19				—	—	—	—	161,588	19.71	19.84	549,997

Kurt A. Kane			266,750	533,500	1,067,000

	2/14/19	2/14/19				7,978	21,277	42,554	—	—	—	—	412,483

	8/9/19	8/1/19				—	—	—	—	155,468	19.71	19.84	529,166

	8/9/19	8/1/19				2,036	5,431	10,862	—	—	—	—	116,632

Abigail E. Pringle			230,375	460,750	921,500

	2/14/19	2/14/19				7,011	18,697	37,394	—	—	—	—	362,464

	8/9/19	8/1/19				—	—	—	—	123,639	19.71	19.84	420,830

	8/9/19	8/1/19				1,018	2,715	5,430	—	—	—	—	58,306

E. J. Wunsch			176,250	352,500	705,000

	2/14/19	2/14/19				6,528	17,408	34,816	—	—	—	—	337,475

	8/9/19	8/1/19				—	—	—	—	99,156	19.71	19.84	337,497

Robert D. Wright (5)			217,500	435,000	870,000

	2/14/19	2/14/19				9,913	26,436	52,872	—	—	—	—	512,495

(1)

Represents threshold, target and maximum payout levels based on 2019 performance for the annual cash incentive awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2019—Annual Cash Incentive Compensation.” The actual amounts paid to the NEOs pursuant to such awards based on Company and individual performance during 2019 were as follows: Mr. Penegor, $1,560,000; Mr. Plosch, $730,000; Mr. Kane, $770,000; Ms. Pringle, $635,000; Mr. Wunsch, $445,000; and Mr. Wright, $217,500. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2019—Long-Term Equity Incentive Compensation” and “Compensation Discussion and Analysis—Compensation Decisions for 2019—Compensation Decisions Related to the Realignment of Management and Operating Structure.” The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

(3)

Reflects stock options granted to the NEOs under the 2010 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the average of the high and low per share sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

56        The Wendy’s Company 2020 Proxy Statement

(4)

Represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted to Messrs. Penegor, Plosch, Kane, Wunsch and Wright and Ms. Pringle on February 14, 2019, as well as the performance unit awards granted to Mr. Kane and Ms. Pringle on August 9, 2019, is based on achieving target levels of performance. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2019 Form 10-K for the assumptions made in determining those values.

(5)

Mr. Wright departed the Company on May 31, 2019. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” for additional details.

        The Wendy’s Company 2020 Proxy Statement        57

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the NEOs as of the end of 2019.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)
Todd A. Penegor	300,054	—	8.2225	8/11/24
	263,805	—	9.8575	8/7/25
	649,626	—	10.0875	8/12/26
	346,732	173,367	15.3550	8/11/27
	151,529	303,060	18.5150	8/20/28
	—	602,285	19.7100	8/9/29
							227,110 (4)	5,032,758
							113,290 (5)	2,510,506
							108,044 (6)	2,394,255
Gunther Plosch	177,170	—	10.0875	8/12/26
	82,682	41,341	15.3550	8/11/27
	44,448	88,898	18.5150	8/20/28
	—	161,588	19.7100	8/9/29
							54,152 (4)	1,200,008
							27,188 (5)	602,486
							28,985 (6)	642,308
Kurt A. Kane	153,886	—	9.8575	8/7/25
	153,548	—	10.0875	8/12/26
	74,680	37,341	15.3550	8/11/27
	36,367	72,734	18.5150	8/20/28
	—	155,468	19.7100	8/9/29
					17,119 (7)	379,357
							48,912 (4)	1,083,890
							21,146 (5)	468,595
							27,225 (6)	603,306
Abigail E. Pringle	20,319	—	5.0200	6/23/21
	59,722	—	4.6750	7/2/22
	52,816	—	7.9225	8/9/23
	72,285	—	8.2225	8/11/24
	65,951	—	9.8575	8/7/25
	70,868	—	10.0875	8/12/26
	53,343	26,672	15.3550	8/11/27
	32,326	64,653	18.5150	8/20/28
	—	123,639	19.7100	8/9/29
							34,936 (4)	774,182
							18,124 (5)	401,628
							21,844 (6)	484,063
E. J. Wunsch	58,677	29,339	15.3550	8/11/27
	25,254	50,510	18.5150	8/20/28
	—	99,156	19.7100	8/9/29
							38,430 (4)	851,609
							18,880 (5)	418,381
							17,786 (6)	394,138
Robert D. Wright (8)
							54,502 (4)	1,207,764
							13,463 (5)	298,340
							3,085 (6)	68,364

58        The Wendy’s Company 2020 Proxy Statement

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $22.16 per share, which was the per share closing price of our Common Stock on December 27, 2019, the last trading day of fiscal 2019.

(4)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 2, 2017 through December 29, 2019) for performance unit awards granted on February 28, 2017 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2019. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2017—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed with the SEC on April 20, 2018. For information regarding the actual payouts with respect to such awards, see “Compensation Discussion and Analysis—Additional Compensation Decisions—Vesting of 2017 Performance Unit Awards.”

(5)

Represents payout levels based on achieving target performance levels over a three-year period (January 1, 2018 through January 3, 2021) for performance unit awards granted on February 15, 2018 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2018. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2018—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2019 annual meeting of stockholders filed with the SEC on April 18, 2019.

(6)

Represents payout levels based on achieving target performance levels over a three-year period (December 31, 2018 through January 2, 2022) for performance unit awards granted on February 14, 2019 (and, with respect to Mr. Kane and Ms. Pringle, additional performance unit awards granted on August 9, 2019) under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2019. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2019—Long-Term Equity Incentive Compensation.”

(7)

Reflects unvested restricted stock units granted to Mr. Kane on August 11, 2017 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2019. The restricted stock units vest on August 11, 2020, subject to Mr. Kane’s continued employment on the vesting date.

(8)

Mr. Wright departed the Company on May 31, 2019. In connection with his departure: (i) all unvested stock options then held by Mr. Wright immediately vested on a pro rata basis and became exercisable (with the remainder forfeited and canceled); (ii) the expiration date of Mr. Wright’s stock options became May 31, 2020; and (iii) Mr. Wright became entitled to a pro rata portion of his then outstanding performance unit awards, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled). See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” for additional details.

        The Wendy’s Company 2020 Proxy Statement        59

OPTION EXERCISES AND STOCK VESTED DURING 2019

The following table provides information for 2019 concerning the exercise of stock options and vesting of stock awards granted to the NEOs in prior years.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($) (2)
Todd A. Penegor	283,733	3,939,921	239,359	(3)	4,133,132
Gunther Plosch	—	—	93,224	(4)	1,723,712
Kurt A. Kane	—	—	56,571	(3)	976,840
Abigail E. Pringle	—	—	26,107	(3)	450,803
E. J. Wunsch	—	—	24,625	(5)	495,517
Robert D. Wright (6)	712,343	5,537,617	78,334	(3)	1,352,632

(1)	Based on the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(3)

Represents the number of shares of Common Stock earned with respect to performance unit awards granted on February 25, 2016 for the performance period that began on January 4, 2016 and ended on December 30, 2018. The performance unit awards vested on February 27, 2019 at 161.0% of target following the Subcommittee’s determination of the Company’s level of achievement of the adjusted earnings per share (160.7% attainment) and relative total stockholder return (161.3% attainment) performance goals. The number of shares of Common Stock actually received by each individual was reduced by the withholding of shares (107,351 shares withheld by Mr. Penegor, 17,207 shares withheld by Mr. Kane, 8,000 shares withheld by Ms. Pringle and 35,166 shares withheld by Mr. Wright) to pay income taxes associated with the value realized upon vesting.

(4)

Represents the restricted stock units (plus dividends accrued thereon) granted on May 2, 2016 and which vested on May 2, 2019. The number of shares of Common Stock actually received by Mr. Plosch was reduced by the withholding of 36,544 shares to pay income taxes associated with the value realized upon vesting.

(5)

Represents one-third of the restricted stock units (plus dividends accrued thereon) granted on October 3, 2016 and which vested on October 3, 2019. The number of shares of Common Stock actually received by Mr. Wunsch was reduced by the withholding of 7,352 shares to pay income taxes associated with the value realized upon vesting.

(6)

Mr. Wright departed the Company on May 31, 2019. In connection with his departure, and under the terms of his employment letter and the 2010 Omnibus Award Plan: (i) all unvested stock options then held by Mr. Wright immediately vested on a pro rata basis and became exercisable (with the remainder forfeited and canceled); (ii) the expiration date of Mr. Wright’s stock options became May 31, 2020; and (iii) Mr. Wright became entitled to a pro rata portion of his then outstanding performance unit awards, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled). See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Robert D. Wright” for additional details.

60        The Wendy’s Company 2020 Proxy Statement

EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT ARRANGEMENTS—GENERALLY

The Company does not utilize formal employment agreements with its NEOs. Employment arrangements for our NEOs are governed by the terms of their individual employment offers, as well as the Executive Severance Policy.

Messrs. Penegor, Plosch, Kane and Wunsch are each subject to employment letters that were entered into when the respective individual joined the Company. The employment letters provided for initial base salaries and initial annual target cash incentive opportunities and also provided that each individual would be eligible to receive equity awards under the Company’s long-term incentive award program in effect for other senior executives. Copies of these employment letters have been filed with the SEC. Ms. Pringle, who first joined the Company in 2002 as a non-executive, does not have an employment arrangement with the Company. The Compensation Committee reviews and updates the compensation arrangements for Messrs. Penegor, Plosch, Kane and Wunsch and Ms. Pringle on an annual basis.

The NEOs also have received equity awards under the 2010 Omnibus Award Plan, which provides for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the 2010 Omnibus Award Plan are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of our executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

A summary of the key severance provisions in effect as of the end of 2019 for Messrs. Penegor, Plosch, Kane and Wunsch and Ms. Pringle is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment arrangement documents for the NEOs, the Executive Severance Policy and the 2010 Omnibus Award Plan, copies of which have been filed with the SEC. Mr. Wright departed the Company on May 31, 2019. The actual severance payments and benefits received by Mr. Wright in connection with his departure from the Company are described below under the caption “—Severance Payments and Benefits for Robert D. Wright.”

EMPLOYMENT ARRANGEMENTS—KEY SEVERANCE PROVISIONS

TODD A. PENEGOR
Termination event:	Termination without “cause.”

Severance payments:	•	A cash payment equal to the sum of Mr. Penegor’s then-current base salary and actual cash incentive award paid for 2018, payable in biweekly installments for a period of 12 months ($1,872,200).

•

A cash payment equal to Mr. Penegor’s then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($1,000,000).

	•	A lump sum cash payment of $30,000.

•

A pro rata portion of Mr. Penegor’s annual cash incentive award for 2019, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($1,560,000).

Treatment of equity awards:	In the event of termination without “cause”:
•

All outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination ($1,676,950) (Mr. Penegor did not have any outstanding restricted stock units at the end of 2019).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) ($4,918,620).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date ($3,760,014).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Penegor did not have any outstanding restricted stock units at the end of 2019).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance ($4,865,418).

        The Wendy’s Company 2020 Proxy Statement        61

GUNTHER PLOSCH, KURT A. KANE, ABIGAIL E. PRINGLE AND E. J. WUNSCH
Termination event:	Termination without “cause” or termination due to a change in control.

Severance payments:	•

In the event of termination without “cause”: A cash payment equal to the executive’s then-current base salary, payable in biweekly installments for a period of 18 months (Mr. Plosch, $937,500; Mr. Kane, $990,000; Ms. Pringle, $855,000; Mr. Wunsch, $705,000).

•

In the event of termination without “cause” within 12 months following a change in control: A cash payment equal to the sum of the executive’s then-current base salary and target annual cash incentive award for 2019, payable in biweekly installments for a salary continuation period of 18 months (Mr. Plosch, $1,442,708; Mr. Kane, $1,523,500; Ms. Pringle, $1,315,750; Mr. Wunsch, $1,057,500).

•

In either case, a pro rata portion of the executive’s annual cash incentive award for 2019, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Plosch, $730,000; Mr. Kane, $770,000; Ms. Pringle, $635,000; Mr. Wunsch, $445,000).

Treatment of equity awards:	In the event of termination without “cause”:
•

Continued vesting of all outstanding stock options during the 18-month salary continuation period. Any unvested stock options remaining outstanding as of the conclusion of the 18-month salary continuation period will be forfeited.

•

Accelerated vesting, as of the termination date, of outstanding restricted stock units that would have vested had the executive continued in active employment through the end of the 18-month salary continuation period. All other unvested restricted stock units will be forfeited (Mr. Kane, $379,357).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the executive’s termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) (Mr. Plosch, $1,197,792; Mr. Kane, $1,022,242; Ms. Pringle, $794,531; Mr. Wunsch, $824,612).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date (Mr. Plosch, $1,001,249; Mr. Kane, $900,118; Ms. Pringle, $720,079; Mr. Wunsch, $626,693).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Kane, $379,357).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance (Mr. Plosch, $1,184,192; Mr. Kane, $1,010,607; Ms. Pringle, $784,887; Mr. Wunsch, $815,806).

EMPLOYMENT ARRANGEMENTS—RESTRICTIVE COVENANTS

As a condition to receiving any of the severance payments and benefits described above, the NEOs are required to comply with certain restrictive covenants set forth under their respective employment arrangements, including the Executive Severance Policy, as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION	CONFIDENTIALITY/ NON-DISPARAGEMENT
Todd A. Penegor	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	4 years
Gunther Plosch; E. J. Wunsch	✓	12 months (termination for “cause”) 18 months (termination without “cause”)	Unlimited
Kurt A. Kane	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	Unlimited
Abigail E. Pringle	✓	12 months (termination without “cause”)	Unlimited

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2010 OMNIBUS AWARD PLAN—KEY SEVERANCE PROVISIONS

TYPE OF EQUITY AWARD	TERMINATION EVENT	IMPACT ON OUTSTANDING EQUITY AWARDS
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding stock options will fully vest (Mr. Penegor, $3,760,014; Mr. Plosch, $1,001,249; Mr. Kane, $900,118; Ms. Pringle, $720,079; Mr. Wunsch, $626,693).

Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding restricted stock units will fully vest (Mr. Kane, $379,357).

	Termination without “cause.”	For Mr. Kane, all outstanding restricted stock units granted on August 11, 2017 will vest pro rata ($305,593).

Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Penegor, $4,865,418; Mr. Plosch, $1,184,192; Mr. Kane, $1,010,607; Ms. Pringle, $784,887; Mr. Wunsch, $815,806).

Termination without “cause.”

All outstanding performance units will vest pro rata (on a monthly basis) through the date of termination based on actual performance through the end of the performance period (Mr. Penegor, $4,918,620; Mr. Plosch, $1,197,792; Mr. Kane, $1,022,242; Ms. Pringle, $794,531; Mr. Wunsch, $824,612).

AGGREGATE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The estimated aggregate values of the severance payments and benefits that would be provided to the NEOs in connection with the qualifying termination events described above pursuant to their respective employment arrangements, the Executive Severance Policy and the 2010 Omnibus Award Plan are shown in the following table.

NAME	TERMINATION DUE TO DEATH OR DISABILITY ($)	TERMINATION WITHOUT CAUSE OR DUE TO A TRIGGERING EVENT ($)	TERMINATION WITHOUT CAUSE FOLLOWING A CHANGE IN CONTROL ($)
Todd A. Penegor	8,625,433	11,057,771	13,087,633
Gunther Plosch	2,185,441	3,440,596	4,358,149
Kurt A. Kane	2,290,082	3,675,223	4,583,582
Abigail E. Pringle	1,504,966	2,684,833	3,455,716
E. J. Wunsch	1,442,499	2,347,293	2,944,999

KEY ASSUMPTIONS AND DEFINITIONS

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above:

•   The triggering event took place on December 27, 2019, the last business day of fiscal 2019;

•   The price of our Common Stock was $22.16 per share, the closing price on December 27, 2019;

•   No compensation offset for executives whose second-year severance payments would otherwise be subject to reduction for outside earnings;

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•   The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 27, 2019 triggering date;

•   Accelerated vesting of performance units is based on the assumed achievement of target performance and includes grants that subsequently vested and were paid out in February 2020; and

•   No six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Triggering event” is generally defined to include: (i) material reduction in the executive’s authority, duties or responsibilities; (ii) requirement to report to any person other than the President and Chief Executive Officer or the Board; (iii) reduction in the executive’s base salary or target annual cash incentive opportunity percentage; or (iv) requirement to relocate to a work site outside of Columbus, Ohio.

“Good reason” is generally defined to include: (i) material reduction in the executive’s base salary or target annual cash incentive opportunity; or (ii) requirement to relocate to a work site more than 50 miles from the executive’s principal residence.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

SEVERANCE PAYMENTS AND BENEFITS FOR ROBERT D. WRIGHT

The Company and Mr. Wright entered into an employment letter dated November 1, 2013 pursuant to which Mr. Wright joined the Company on December 2, 2013 and assumed the position of Chief Operations Officer effective March 10, 2014. Mr. Wright departed the Company on May 31, 2019 as the Company’s Executive Vice President, Chief Operations Officer. Under the terms of his employment letter, the 2010 Omnibus Award Plan and the 2019 Annual Incentive Plan, Mr. Wright received, or became entitled to receive, certain payments and benefits consistent with a termination without “cause.”

•   A cash payment equal to the sum of his then-current base salary and actual cash incentive award paid for 2018, payable on a biweekly basis for 12 months ($885,000);

•   A cash payment equal to his then-current base salary for an additional period of 12 months, payable on a biweekly basis commencing 12 months after termination, subject to offset for subsequent employment ($580,000);

•   A lump sum cash payment of $30,000;

•   A pro rata portion of his annual cash incentive award for 2019, based on actual Company performance, payable in a lump sum on the same date annual incentives are paid to other executives ($217,500);

•   All outstanding and unvested stock options held by Mr. Wright vested on a pro rata basis (with the remainder forfeited and canceled) and remain exercisable for a period of one year following his termination ($703,585);

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•   Mr. Wright became entitled to a pro rata portion of his then-outstanding performance unit awards, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled), which awards vest on the same date the awards vest for other executives ($792,995);

•    Outplacement and transition services for a period of 12 months, subject to cancellation upon subsequent employment ($50,000); and

•    Continued participation in (i) certain of the Company’s health and medical plans until the earliest of (a) the last day of the salary continuation period described above, (b) the date Mr. Wright becomes covered under any other group health plan or (c) the first day Mr. Wright becomes eligible to participate as an employee under another employer’s plan, (ii) the Company’s vision plan until the last day of the salary continuation period described above and (iii) certain other benefits plans and accounts ($36,396).

The values shown above with respect to the vesting of Mr. Wright’s equity awards were estimated assuming the immediate exercise and sale of all vested stock options and the immediate vesting and sale of all performance units to which he became entitled, in each case based on the closing price of our Common Stock on May 31, 2019 ($18.39).

Prior to receiving any of the severance payments and benefits described above, Mr. Wright was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Wright remains subject to certain (i) non-compete andnon-solicitation covenants for 24 months following his departure and (ii) confidentiality and non-disparagement covenants for four years following his departure.

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PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our Chief Executive Officer (Mr. Penegor) to the annual total compensation of our median employee.

As permitted by applicable SEC rules, we have elected to use the same median employee previously identified for purposes of the 2017 and 2018 pay ratios because there have been no changes in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Our previously identified median employee is a restaurant team member who in 2019 was paid on an hourly basis and worked 1,740 hours.

We calculated the median employee’s 2019 annual total compensation using the same methodology that we used to determine the annual total compensation of Mr. Penegor and our other Named Executive Officers set forth in the 2019 Summary Compensation Table in this Proxy Statement.

Based on the foregoing, our median employee’s 2019 annual total compensation was $19,657. Mr. Penegor’s 2019 annual total compensation was $6,688,988, as reported in the 2019 Summary Compensation Table. As a result, we estimate that for 2019, the ratio of Mr. Penegor’s annual total compensation to that of our median employee was approximately 340:1. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described herein.

MEDIAN EMPLOYEE ANALYSIS

On December 1, 2017, we identified the median employee by examining the tax and payroll records of our employee population (including full-time, part-time, temporary and seasonal employees), excluding our Chief Executive Officer. Other than Mr. Penegor and our non-U.S. employees, all employees of the Company and its subsidiaries were considered in our identification of the median employee. We excluded 58 non-U.S. employees, which represented approximately 0.5% of the Company’s total employee population of approximately 12,425 individuals as of December 1, 2017. As of that date, of the excluded employees, 44 were employed in Canada, four in Singapore, four in the United Arab Emirates and one in each of Brazil, Guatemala, Hungary, Japan, Philippines and Puerto Rico.

To determine the median employee, we used total cash compensation paid in 2017 as reported to the Internal Revenue Service on Form W-2, which includes base salary for salaried colleagues, base hourly compensation and overtime for hourly permanent employees, actual compensation for seasonal or temporary colleagues, and any cash incentive compensation. No cost of living adjustments were made to determine the median employee. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, nor did we annualize the compensation for any employees who were not employed by us for all of 2017. We believe the use of such reported total cash compensation is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

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COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•   Be competitive with companies against which the Company competes for director talent;

•   Encourage and facilitate ownership of our Common Stock by non-management directors; and

•   Take into consideration stockholder views regarding director compensation.

The Compensation Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation Committee reviews the competitive positioning of the Company’s director compensation program. This review is conducted on an annual basis in an effort to maintain the competitiveness of our director compensation program based on evolving market trends.

In June 2019, the Compensation Committee conducted its annual review of the director compensation program. As part of this review, the Compensation Committee considered and evaluated the market, industry and peer group data, recommendations and other guidance provided by FW Cook in their competitive analysis. The Compensation Committee also considered other factors, including: (i) the design and competitiveness of our director compensation program since the Compensation Committee’s last annual review in June 2018; (ii) the amount of work, responsibilities and time required of committee members; and (iii) the number of Board and Board committee meetings held.

With respect to the peer group data considered by the Compensation Committee, FW Cook prepared a competitive analysis of the Company’s director compensation program to ensure that such program was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 14 restaurant companies, reviewed the design and competitiveness of the Company’s director compensation program. The peers considered were the same industry peer group companies used by the Compensation Committee for making executive compensation decisions. The Compensation Committee believes that the utilization of the industry peer group aligns our director compensation program with the compensation practices of our peers and supports our ability to attract and retain highly qualified individuals to serve on our Board of Directors.

After consulting with FW Cook, the Compensation Committee approved the following change to the director compensation program, effective in June 2019, to more closely align the program with market practice and to maintain the program’s competitiveness in attracting and retaining highly qualified directors: an increase to the annual chair retainer amount for the Nominating and Corporate Governance Committee Chair from $7,500 to $10,000. Based on guidance from FW Cook, the Compensation Committee noted that the Board and committee retainers aligned within the competitive range of market median.

The components of the Company’s current compensation program for non-management directors are described below.

Annual Retainers

•   Each non-management director receives an annual retainer for Board service of $67,500.

•   Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $15,000.

•   Each member of the Compensation Committee receives an annual retainer of $10,500, and the Compensation Committee Chair receives an additional annual chair retainer of $12,500.

•   Each member of the Technology Committee receives an annual retainer of $10,500, and the Technology Committee Chair receives an additional annual chair retainer of $12,500.

•   Each member of the Nominating and Corporate Governance Committee receives an annual retainer of $8,000, and the Nominating and Corporate Governance Committee Chair receives an additional annual chair retainer of $10,000.

Meeting Fees

•   Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, Compensation Committee, Performance Compensation Subcommittee, Nominating and Corporate Governance Committee or Technology Committee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

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Annual Restricted Stock Awards

•   Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $115,000 and vests on the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of stockholders, subject to the director’s continued service on the Board on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2019 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by, or paid or awarded to, the Company’s non-management directors for their Board and Board committee service during 2019. Mr. Penegor, the Company’s President and Chief Executive Officer, did not receive any additional compensation during 2019 for his service as a director and is therefore not included in the table. The compensation paid to Mr. Penegor during 2019 for his service as an executive officer of the Company is set forth in the 2019 Summary Compensation Table.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)

Nelson Peltz	69,500	115,000	500,000	(3)	684,500

Peter W. May	103,000	115,000	—		218,000

Kristin A. Dolan	78,000	115,000	—		193,000

Kenneth W. Gilbert	80,000	115,000	—		195,000

Dennis M. Kass	92,000	115,000	—		207,000

Joseph A. Levato	102,000	115,000	—		217,000

Michelle J. Mathews-Spradlin	90,500	115,000	—		205,500

Matthew H. Peltz	82,000	115,000	—		197,000

Peter H. Rothschild	123,250	115,000	—		238,250

Arthur B. Winkleblack	106,500	115,000	—		221,500

(1)

Consists of: (i) the annual Board retainer, (ii) the annual committee member retainers and additional annual committee chair retainers for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee; and (iii) committee meeting fees. For 2019, Messrs. N. Peltz, May and M. Peltz elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers and meeting fees were otherwise payable.

(2)

The amounts shown represent the grant date fair value of the annual restricted stock awards granted to each of the non-management directors on June 4, 2019 upon their re-election to the Board at the Company’s 2019 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718. Mr. Levato elected to defer his entire annual restricted stock awards into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)

In connection with Nelson Peltz’s service as non-executive Chairman, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of his security-related expenses which, in accordance with SEC disclosure rules, is reported in the “All Other Compensation” column of this table. In connection with this reimbursement, an independent professional security consulting firm provides the Compensation Committee with periodic security

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assessments regarding Mr. Peltz’s security arrangements, including security concerns arising from outside activity by groups averse and hostile to various practices of the Company and that is directed at Mr. Peltz as a result of his role and profile at the Company. The most recent security assessment was completed in February 2019. It is the belief of the Compensation Committee that the safety and security of our leadership is of the utmost importance to the Company and its stockholders, particularly with respect to a high-profile Chairman such as Mr. Peltz and his importance to the Company. The Compensation Committee will continue to periodically review these security arrangements.

The following table shows, for each non-management director who served on our Board during 2019, the aggregate number of shares of restricted stock and restricted stock units outstanding as of the end of 2019. None of our directors had any outstanding stock options as of 2019 year-end.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2019 FYE (1)	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2019 FYE
Nelson Peltz	6,052	—
Peter W. May	6,052	—
Kristin A. Dolan	6,052	—
Kenneth W. Gilbert	6,052	—
Dennis M. Kass	6,052	—
Joseph A. Levato	—	142,741 (2)
Michelle J. Mathews-Spradlin	6,052	—
Matthew H. Peltz	6,052	—
Peter H. Rothschild	6,052	—
Arthur B. Winkleblack	6,052	—

(1)	Represents the aggregate number of shares of Common Stock underlying the unvested restricted stock awards held by each non-management director as of December 29, 2019.

(2)	Represents the total annual restricted stock awards that Mr. Levato has elected to defer into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

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EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION

Todd A. Penegor	54	President and Chief Executive Officer

Leigh A. Burnside	49	Senior Vice President, Finance and Chief Accounting Officer

Liliana M. Esposito	45	Chief Communications Officer

Kurt A. Kane	48	President, U.S. and Chief Commercial Officer

Coley O’Brien	46	Chief People Officer

Gunther Plosch	52	Chief Financial Officer

Abigail E. Pringle	46	President, International and Chief Development Officer

E. J. Wunsch	48	Chief Legal Officer and Secretary

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Penegor, for whom such information is provided under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

LEIGH A. BURNSIDE

Ms. Burnside joined the Company in September 2004 and has served as our Senior Vice President, Finance and Chief Accounting Officer since February 2019. She previously served as our Chief Accounting Officer from August 2017 to February 2019. Ms. Burnside served as our Vice President–Finance and Planning from September 2013 to August 2017, Vice President–Strategic Financial Analysis from July 2011 to September 2013, Director of Strategic Financial Analysis from June 2009 to July 2011, Director of Financial Reporting from September 2006 to June 2009 and Director of External Reporting and Technical Compliance from September 2004 to September 2006. Prior to her tenure with the Company, Ms. Burnside worked at L Brands, Inc. (formerly known as Limited Brands, Inc.), where she served as Manager of Internal Audit from May 2004 to September 2004 and Manager of Financial Reporting from May 2001 to May 2004. Previously, she served as External Reporting Manager for Borden, Inc. from July 1999 to May 2001. Ms. Burnside’s corporate accounting and financial reporting, planning and analysis experience also includes her work in public accounting with Arthur Andersen LLP, where she served as Audit Manager from May 1997 to July 1999, and with Coopers & Lybrand, where she was a Senior Associate from September 1994 to May 1997 and an Associate from September 1992 to September 1994. Ms. Burnside is a certified public accountant (inactive). She also serves as a trustee of the Dave Thomas Foundation for Adoption.

LILIANA M. ESPOSITO

Ms. Esposito has served as our Chief Communications Officer since she joined the Company in June 2014. Previously, Ms. Esposito worked at Dean Foods Company, where she served as Vice President of Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director of Public Affairs from January 2010 to December 2011. Prior to her tenure with Dean Foods, she worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to December 2007. Before joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Inc. from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito is a member of the board of directors of Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Company and Wendy’s system. She also serves as a trustee of the Dave Thomas Foundation for Adoption.

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KURT A. KANE

Mr. Kane joined the Company in May 2015 and has served as our President, U.S. and Chief Commercial Officer since June 2019. He previously served as our Executive Vice President, Chief Concept & Marketing Officer from July 2018 to June 2019, Chief Concept & Marketing Officer from October 2015 to July 2018 and Chief Concept Officer from May 2015 to October 2015. Prior to joining the Company, Mr. Kane worked at Yum! Brands, Inc. for seven years, where he held several key leadership positions for the Pizza Hut brand, including Global Chief Marketing and Food Innovation Officer from January 2014 to March 2015, Chief Marketing Officer of Pizza Hut U.S. from February 2011 to December 2013 and Vice President of Brand Marketing and Communications of Pizza Hut U.S. from 2008 to 2010. Prior to joining Yum! Brands, Mr. Kane worked at Frito-Lay, Inc. from 2005 to 2008, where he served as Marketing Director for New Products and Multipack Business and as Senior Brand Manager for the Doritos brand. Previously, he also worked at Molson Coors Brewing Company from 2001 to 2005, where he was a Brand Manager and Brand Director for the Molson portfolio. Mr. Kane began his business career at The Procter & Gamble Company, where he worked as an Assistant Brand Manager for the Sunny Delight and Olean brands from 1998 to 2001. Prior to that time, Mr. Kane served as an Air Defense Artillery Officer in the 4th Infantry Division of the U.S. Army. He also serves as a trustee of the Dave Thomas Foundation for Adoption.

COLEY O’BRIEN

Mr. O’Brien joined the Company in May 2007 and has served as our Chief People Officer since March 2018. Previously, he served as our Vice President of Human Resources and Field Capability from August 2013 to December 2017, Vice President of Training from April 2011 to July 2013 and National Director of Operations Training from May 2007 to March 2011. Prior to his tenure with the Company, Mr. O’Brien worked at Sears Holdings Corporation for five years, where he served as Director of Retail Training from 2005 to 2007 and as Manager of Curriculum Development for Sears University from 2002 to 2004. Before joining Sears Holdings Corporation, he was employed from 1999 to 2002 as a Senior Consultant with Arthur Andersen Performance and Learning, a corporate educational institution that developed performance improvement strategies and organizational development opportunities. Mr. O’Brien also serves as a trustee of the Dave Thomas Foundation for Adoption.

GUNTHER PLOSCH

Mr. Plosch has served as our Chief Financial Officer since he joined the Company in May 2016. Prior to that time, Mr. Plosch worked for 16 years at Kellogg Company, a preeminent global food products company, where he held several key leadership positions, including Vice President of Global Business Services from December 2014 to April 2016, Vice President and Chief Financial Officer of Kellogg North America from January 2010 to November 2014, Vice President of Finance for Morning Foods from October 2007 to December 2009 and Vice President of Corporate Planning from May 2005 to September 2007. He also served from May 2000 to April 2005 as the Finance Director of Kellogg Company’s United Kingdom/Republic of Ireland division. Previously, Mr. Plosch worked in Austria, Belgium and the United Kingdom for The Procter & Gamble Company, where he held various positions in finance from 1991 to 2000.

ABIGAIL E. PRINGLE

Ms. Pringle joined the Company in May 2002 and has served as our President, International and Chief Development Officer since June 2019. She previously served as our Chief Global Development Officer and International from October 2018 to June 2019 and Chief Development Officer from December 2014 to October 2018. Ms. Pringle also served as our Senior Vice President of Restaurant Development and Growth Initiatives from July 2013 to December 2014, Senior Vice President of Strategic Initiatives and Planning from April 2012 to June 2013, Vice President of Strategic Initiatives and Planning from November 2008 to March 2012 and Director of Strategic Initiatives and Planning from May 2002 to November 2008. Prior to her tenure with the Company, Ms. Pringle worked from August 1996 to May 2002 for Accenture plc, a global professional services company, where she served as a consultant in the areas of process reengineering, systems implementations, organizational design and change management.

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E. J. WUNSCH

Mr. Wunsch has served as our Chief Legal Officer and Secretary since he joined the Company in October 2016. Previously, Mr. Wunsch worked for 17 years at The Procter & Gamble Company, where he held several key leadership positions, including Vice President and General Counsel—North America and Go-To-Market and Global Practices from July 2015 to September 2016, Associate General Counsel—Global Baby, Feminine & Family Care and Asia Innovation, Commerce & Brand Equity from September 2013 to July 2015, Associate General Counsel—ASEAN, India, Australia/New Zealand & Asia Developing Markets from August 2011 to September 2013, Assistant Secretary and Associate General Counsel—Corporate, Securities & Employee Benefits from November 2006 to August 2011, and Associate Director and Senior Counsel—M&A/Licensing and Baby, Feminine & Family Care from April 2004 to November 2006, Senior Counsel and Counsel—Corporate, Securities & Employee Benefits from November 2000 to April 2004 and Counsel—Beauty Care from November 1999 to November 2000. Prior to joining The Procter & Gamble Company, Mr. Wunsch was an associate attorney with the Taft Stettinius & Hollister LLP law firm from 1997 to 1999 and a law clerk for the Honorable Richard F. Suhrheinrich from 1996 to 1997.

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STOCK OWNERSHIP AND RETENTION GUIDELINES

FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation Committee, adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors, which is available on our Governance website at www.irwendys.com/esg/governance. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS

The Chief Executive Officer must own an amount of Common Stock equal to at least five times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 100% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board.

GENERAL PROVISIONS

Because executive officers and non-management directors must retain at least 75% and 100%, respectively, of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and/or applicable taxes upon such exercise. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes upon such vesting.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in nonqualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 30, 2020 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s NEOs included in the 2019 Summary Compensation Table; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 30, 2020, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS BENEFICIALLY OWNED (1)
Nelson Peltz (2)	42,455,961	(3)(4)(5)	19.1%
Peter W. May (2)	42,248,882	(3)(4)(5)	19.0%
Edward P. Garden (2)	26,870,994	(4)(5)	12.1%
Trian Fund Management, L.P. (2)	26,630,629	(5)	12.0%
The Vanguard Group (6)	17,024,319	(6)	7.7%
BlackRock, Inc. (7)	16,812,162	(7)	7.6%
Kristin A. Dolan	19,291	(8)	*
Kenneth W. Gilbert	19,542	(9)	*
Dennis M. Kass	39,728	(10)	*
Joseph A. Levato	168,555	(11)	*
Michelle J. Mathews-Spradlin	37,068	(12)	*
Matthew H. Peltz (2)	382,129	(13)	*
Todd A. Penegor	2,256,684		1.0%
Peter H. Rothschild	129,199	(14)	*
Arthur B. Winkleblack	27,719	(15)	*
Kurt A. Kane	496,937	(16)	*
Gunther Plosch	409,581		*
Abigail E. Pringle	552,871	(17)	*
E. J. Wunsch	143,424		*
Robert D. Wright	—		—
Directors and executive officers as a group (18 persons)	47,463,153		21.0%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on March 30, 2020 (222,587,219).

(2)	The principal business address of Nelson Peltz, Peter May, Edward Garden, Matthew Peltz and Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, 41st Floor, New York, New York 10017.

74        The Wendy’s Company 2020 Proxy Statement

(3)

In July 2004, Nelson Peltz and Peter May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in footnote (4).

(4)

In the case of Nelson Peltz, includes: (i) 9,925,101 shares of Common Stock held directly (including 6,052 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 44,169 shares of Common Stock owned by Mr. Peltz’s spouse; (iii) 81,494 shares of Common Stock owned by Mr. Peltz’s minor children and adult children that live in his household; (iv) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. Peltz’s spouse, Matthew Peltz and an unrelated person; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s spouse, Matthew Peltz and an unrelated person; (vi) 5,446,741 shares of Common Stock held directly by Mr. May (including 6,052 restricted shares of Common Stock that may be voted by Mr. May); and (vii) 26,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s spouse, Mr. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,446,741 shares of Common stock held directly (including 6,052 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) 9,925,101 shares of Common Stock held directly by Mr. Peltz (including 6,052 restricted shares of Common Stock that may be voted by Mr. Peltz); (iv) 81,104 shares of Common Stock owned by Mr. Peltz’s minor children; (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; and (vi) 26,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. Peltz, the Peltz 2009 Family Trust, Mr. Peltz’s minor children and the Trian Entities.

In the case of Mr. Garden, includes (i) 240,365 shares of Common Stock held directly and (ii) 26,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on August 16, 2019 by Trian Partners, Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P., Trian Partners Strategic Fund-C, Ltd., Trian Partners GP, L.P. (the foregoing entities collectively, the “Trian Entities”), Trian Fund Management GP, LLC (“Trian Management GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Nelson Peltz, Peter May, Edward Garden and Matthew Peltz; (ii) information contained in Form 4s filed with the SEC by the Trian Entities and by Messrs. N. Peltz, May, Garden and M. Peltz on or subsequent to August 16, 2019; and (iii) information provided to the Company by Trian Partners.

26,630,629 shares are owned directly by certain Trian Entities that are managed by Trian Partners, an institutional investment manager (and are not held directly by Messrs. N. Peltz, May or Garden). Such shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in comingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain of the Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Messrs. N. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, Trian Partners, Trian Management GP and Trian GP LLC, may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the shares of our Common Stock that are owned by the Trian Entities. Messrs. N. Peltz, May and Garden disclaim ownership of such shares for all other purposes.

(6)

The Vanguard Group stated in its Schedule 13G/A filed with the SEC on February 12, 2020 that of the 17,024,319 shares of Common Stock beneficially owned, The Vanguard Group has sole voting power over 107,133 shares, shared voting power over 30,872 shares, sole dispositive power over 16,910,660 shares and shared dispositive power over 113,659 shares. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7)

BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on February 6, 2020 that of the 16,812,162 shares of Common Stock beneficially owned, BlackRock, Inc. has sole voting power over 16,121,471 shares and sole dispositive power over 16,812,162 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)	Includes 6,052 restricted shares of Common Stock that may be voted by Ms. Dolan.

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(9)	Includes 6,052 restricted shares of Common Stock that may be voted by Mr. Gilbert.

(10)	Includes 6,052 restricted shares of Common Stock that may be voted by Mr. Kass.

(11)	Includes 144,011 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(12)	Includes 6,052 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(13)

Includes: (i) 54,302 shares of Common Stock held directly (including 6,052 restricted shares that may be voted by Mr. M. Peltz); (ii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. Peltz is a trustee); and (iii) 195,430 shares held by the Peltz Family Foundation (of which Mr. Peltz is a trustee). Mr. Peltz disclaims beneficial ownership of the shares owned by the Peltz 2009 Family Trust and the Peltz Family Foundation.

(14)	Includes 6,052 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(15)	Includes 6,052 restricted shares of Common Stock that may be voted by Mr. Winkleblack.

(16)	Does not include 38,860 restricted stock units held by Mr. Kane, each of which represents a contingent right to receive one share of Common Stock.

(17)	Does not include 21,589 restricted stock units held by Ms. Pringle, each of which represents a contingent right to receive one share of Common Stock.

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, March 30, 2020 by the persons identified in the following table.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS

Nelson Peltz	—

Peter W. May	—

Kristin A. Dolan	—

Kenneth W. Gilbert	—

Dennis M. Kass	—

Joseph A. Levato	—

Michelle J. Mathews-Spradlin	—

Matthew H. Peltz	—

Todd A. Penegor	1,711,746

Peter H. Rothschild	—

Arthur B. Winkleblack	—

Kurt A. Kane	418,481

Gunther Plosch	304,300

Abigail E. Pringle	427,630

E. J. Wunsch	83,931

Robert D. Wright	—

Directors and executive officers as a group (19 persons)	3,460,375

76        The Wendy’s Company 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2019. All awards reflected in the table below were granted under the Company’s 2010 Omnibus Award Plan. If the Company’s stockholders approve the proposed 2020 Omnibus Award Plan at the Annual Meeting, as recommended by the Board of Directors and described below in Proposal 2—Approval of the Adoption of the Company’s 2020 Omnibus Award Plan, then no more awards will be granted under the 2010 Omnibus Award Plan and all future awards will be granted under the Company’s 2020 Omnibus Award Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)

Equity compensation plans approved by security holders (1)	11,936,543 Options	$13.9234	22,439,859.50 (2)
	517,756 Performance Units (3)	—
	509,854 Performance Units (4)	—
	574,018 Performance Units (5)	—

	873,903 Restricted Stock Units (6)	—

Equity compensation plans not approved by security holders (6)	—	—	—

Total	11,936,543 Options	$13.9234	22,439,859.50 (2)
	517,756 Performance Units (3)	—
	509,854 Performance Units (4)	—
	574,018 Performance Units (5)	—

	873,903 Restricted Stock Units (6)	—

(1)

The 2010 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted.

(2)	Represents the aggregate number of shares available for future issuance under the 2010 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (December 31, 2018 through January 2, 2022). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 1, 2018 through January 3, 2021). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

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(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during a three-year performance period (January 2, 2017 through December 29, 2019). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(6)	Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock, subject to continued employment on the applicable vesting date.

78        The Wendy’s Company 2020 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions where the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company adopted the Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as, with limited exceptions, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) any related person had, has or will have a direct or indirect interest and (iii) the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

RELATED PERSON TRANSACTIONS

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter May and Edward Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership. Certain other provisions of the agreement terminated when the Covered Persons’ beneficial ownership of our Common Stock decreased to less than 25% of the outstanding voting power of the Company in January 2014.

In August 2019, the Company contributed $175,000 to the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation created by Wendy’s founder, Mr. R. David Thomas (the “DTFA”). During 2019, Messrs. Penegor, Kane and O’Brien and Ms. Esposito served on the board of trustees of the DTFA. Mr. Wright also served as a trustee of the DTFA until he departed the Company in May 2019.

Each of the foregoing related person transactions described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

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AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee is composed of four members, all of whom satisfy the independence and financial literacy requirements of Nasdaq and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with GAAP.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 29, 2019 with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including those required by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 29, 2019, and Deloitte is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 29, 2019, and reviewed and discussed with Deloitte its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019.

The Audit Committee also received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee discussed with Deloitte any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also considered whether the provision of services by Deloitte to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte’s independence.

Based on the aforementioned review and discussions with management and Deloitte, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019.

The Audit Committee:

Arthur B. Winkleblack, Chair

Dennis M. Kass

Joseph A. Levato

Peter H. Rothschild

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

80        The Wendy’s Company 2020 Proxy Statement

PROPOSAL 2

APPROVAL OF THE ADOPTION OF THE COMPANY’S

2020 OMNIBUS AWARD PLAN

(Item 2 on the Company’s Proxy Card)

On April 1, 2020, the Board of Directors unanimously adopted The Wendy’s Company 2020 Omnibus Award Plan (the “2020 Plan”), subject to approval by our stockholders at the Annual Meeting. In this proposal, we are asking our stockholders to approve the adoption of the 2020 Plan.

The Board of Directors recommends a vote FOR the approval of the adoption of the 2020 Plan.

The 2020 Plan is intended to replace our existing long-term incentive plan, The Wendy’s Company 2010 Omnibus Award Plan (as amended, the “2010 Plan”), which expires by its terms on May 27, 2020. If our stockholders approve the adoption of the 2020 Plan, the Board intends to terminate the 2010 Plan immediately following the Annual Meeting, no new awards will be granted under the 2010 Plan, and the shares of Common Stock remaining available for future awards under the 2010 Plan will no longer be available for issuance under the 2010 Plan and will become part of the initial share reserve for future awards under the 2020 Plan. Awards outstanding under the 2010 Plan will remain in effect in accordance with their respective terms.

REASONS WHY YOU SHOULD VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2020 PLAN

The Board recommends a vote for the approval of the adoption of the 2020 Plan and believes the 2020 Plan is in the best interests of the Company and our stockholders for the following reasons:

•   Attracts and retains talent. Talented employees, executives and directors are essential to the successful execution of our business strategies. The purpose of the 2020 Plan is to enable the Company to attract and retain key personnel and to provide our employees, executives and directors with an opportunity to acquire and maintain an equity interest in the Company and to receive incentive compensation opportunities tied to our annual and long-term performance.

•   Motivates and rewards key personnel. The 2020 Plan supports our business objectives by linking the compensation of key personnel to individual and Company performance, as well as the value of our Common Stock. Our compensation program currently provides for (i) annual cash incentives that motivate and reward key personnel to achieve our annual business objectives and (ii) long-term equity incentives that motivate and reward key personnel to achieve our multi-year business objectives and to drive the long-term value of our Common Stock.

•    Aligns with stockholder interests. The 2020 Plan provides for the grant of incentive compensation awards to eligible participants, including equity incentives that are based on the long-term value of our Common Stock and the achievement of strategic performance goals over a specified performance period. These awards encourage key personnel to focus on the Company’s long-term performance and increase their investment in the Company. If the 2020 Plan is approved, we will be able to maintain our primary means of aligning the interests of our employees, executives and directors with the interests of our stockholders.

SUMMARY OF SOUND GOVERNANCE FEATURES OF THE 2020 PLAN

The Board and the Compensation Committee (referred to in this proposal as the “Committee”) believe the 2020 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•   No “evergreen” provision. The number of shares of Common Stock available for issuance under the 2020 Plan is fixed and will not automatically replenish without subsequent stockholder approval or adjust based upon the number of shares of Common Stock outstanding.

•    Stock option exercise prices and stock appreciation right (“SAR”) strike prices may not be lower than the fair market value on the date of grant. The 2020 Plan prohibits granting stock options with exercise prices and SARs with strike prices lower than the fair market value of a share of Common Stock on the date of grant, except in connection with the issuance or assumption of awards in connection with certain corporate transactions involving the Company.

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•   No repricing without stockholder approval. The 2020 Plan prohibits the cash buyout of underwater stock options or SARs and the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•    Minimum vesting requirements. The 2020 Plan provides that awards granted under the plan (other than cash-based awards) may vest no earlier than the first anniversary of the grant date, subject to certain exceptions set forth in the plan relating to (i) Substitute Awards (as defined below), (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional awards granted by the Committee up to a maximum of five percent of the available share reserve authorized for issuance under the plan.

•   No dividends or dividend equivalents on unvested awards. To the extent an award provides for or includes a right to dividends or dividend equivalents, such dividends or dividend equivalents will remain subject to any vesting requirements to the same extent as the applicable award (although dividends and dividend equivalents may be accumulated during such period) and may only be paid if such vesting requirements are satisfied. No dividend equivalents will be payable in respect of outstanding stock options or SARs.

•    “Double-trigger” vesting. Awards granted under the 2020 Plan are subject to “double-trigger” vesting requirements in the event of a “change in control” of the Company, unless otherwise provided by the Committee. This means that, in order for a participant’s outstanding awards to be accelerated and become vested upon a “change in control,” the participant must be terminated without “cause” or for “good reason” within 12 months following the “change in control.”

•   Robust “clawback” and forfeiture provisions. The 2020 Plan provides that, in the event of a material restatement of the Company’s issued financial statements, the Committee will review the facts and circumstances underlying the restatement and may in its sole discretion direct the Company to recover or cancel all or a portion of the awards, the shares of Common Stock issued upon vesting, exercise or settlement of the awards, or any gain realized on the vesting, exercise or settlement of the awards or the subsequent sale of shares of Common Stock acquired upon the vesting, exercise or settlement of the awards, in each case with respect to any fiscal year in which the Company’s financial results are negatively impacted by such restatement. Furthermore, the Committee also may provide in an award agreement that if a participant is determined by the Committee to have violated a non-compete, non-solicit or non-disclosure covenant or agreement or to have taken any action that would constitute a “detrimental activity” (as defined in the plan) that is in conflict with or adverse to the interests of the Company, the Committee may cancel the award and require the participant to forfeit and repay to the Company any gain realized by the participant upon the vesting or exercise of the award.

•   Fungible share design. The share reserve under the 2020 Plan will be reduced by one share for every one share that is subject to an option or SAR and by 2.5 shares for every one share that is subject to a full-value award (i.e., an award other than an option or a SAR).

•   No liberal share recycling of options or SARs. Shares of Common Stock tendered or withheld to pay the exercise price of an option, shares of Common Stock withheld to pay the withholding taxes related to options or SARs, shares of Common Stock that are not issued as a result of the net settlement of a SAR, and shares of Common Stock reacquired by the Company on the open market or otherwise with the proceeds of an option exercise will not again be available for issuance under the 2020 Plan.

•   No Tax Gross-Ups. The 2020 Plan does not provide for any tax gross-ups.

•   No Automatic Grants. The 2020 Plan does not provide for automatic grants to any participant.

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SUMMARY OF KEY EQUITY COMPENSATION PLAN DATA

Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, under the Company’s equity compensation plans over each of the last three fiscal years.

	2019	2018	2017
Stock Options/SARs Granted	2,622,291	2,224,919	2,825,754
Stock-Settled, Time-Vested Restricted Stock/Restricted Stock Units Granted	358,304	429,602	559,675
Stock-Settled Performance Units Earned*	860,261	423,378	408,627
Weighted-Average Basic Shares of Common Stock Outstanding	229,944,000	237,797,000	244,179,000	3-Year Average
Share Usage Rate	1.7%	1.3%	1.6%	1.5%

*

With respect to performance units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance units granted during the foregoing 3-year period at target levels of performance were as follows: 302,603 shares in 2019, 307,075 shares in 2018 and 322,149 shares in 2017.

Overhang as of March 1, 2020

The following table sets forth certain information as of March 1, 2020, unless otherwise noted, with respect to the Company’s equity compensation plans (and no outstanding awards have been granted outside of stockholder-approved plans).

Stock Options/SARs Outstanding	11,767,632

Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$13.87

Weighted-Average Remaining Term of Outstanding Stock Options/SARS	5.43 years

Total Stock-Settled Full-Value Awards Outstanding	1,511,628

Proposed Share Reserve under the 2020 Plan*	29,500,000

Basic Shares of Common Stock Outstanding as of the Record Date (March 30, 2020)	222,587,219

*

The proposed share reserve is subject to reduction for any awards granted under the 2010 Plan after March 1, 2020. Under the terms of the 2010 Plan, all restricted stock, restricted stock awards and performance units are adjusted using a multiplier of 2.5:1 per share. As of March 1, 2020, there were 21,614,797 shares available for future awards under the 2010 Plan. Upon stockholder approval of the 2020 Plan, no further awards will be made under the 2010 Plan.

Dilution and Expected Duration

The Board recognizes the impact of dilution on our stockholders and has evaluated the proposed share reserve under the 2020 Plan carefully in the context of our need to attract and retain talented employees, executives and directors and to motivate and reward key personnel for achieving our business objectives and strategic priorities. The total fully-diluted overhang as of March 1, 2020, assuming that the entire share reserve is granted in stock options or SARs, would be 16.08% and the total fully-diluted overhang, assuming the share reserve is granted in full-value awards only, would be 19.16%. The Company’s historical practice has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic shares of Common Stock outstanding, with all data effective as of March 1, 2020. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic priorities.

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We expect that the proposed share reserve under the 2020 Plan will provide an adequate number of shares of Common Stock to fund our equity compensation needs for approximately three to five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, particularly at the executive level, the rate at which shares are returned to the 2020 Plan’s reserve under permitted addbacks, the future performance of our stock price, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. If our stockholders do not approve the adoption of the 2020 Plan, our future ability to issue equity-based compensation would be materially limited, which we believe would place us at a significant competitive disadvantage.

The Committee retained FW Cook, its independent compensation consultant, to assist in the design of the 2020 Plan and the determination of the number of shares of Common Stock available for issuance under the plan. FW Cook reviewed, among other things, the terms of the 2020 Plan, potential dilution, potential burn rate and our historical grant practices. Based on its analysis, FW Cook expressed its support for the 2020 Plan, including the number of shares of Common Stock available for issuance under the plan.

SUMMARY OF THE 2020 PLAN FEATURES

The following summary of the material features of the 2020 Plan assumes that our stockholders approve the adoption of the 2020 Plan at the Annual Meeting, and is qualified in its entirety by reference to the complete text of the 2020 Plan, a copy of which is attached as Annex A to this Proxy Statement.

Administration

The Committee administers the 2020 Plan. The Committee has the authority, among other things, to (i) designate participants to receive awards under the 2020 Plan, (ii) determine the types of awards to be granted to participants, (iii) determine the number of shares of Common Stock to be covered by awards, (iv) determine the terms and conditions of awards, including the associated award agreements, (v) determine whether, to what extent, under what circumstances, and the methods by which awards may be accelerated, settled, exercised, canceled, forfeited or suspended and (vi) establish and amend rules and regulations for the administration of the plan. The Board also has the authority to grant awards under the 2020 Plan and administer the plan with respect to such awards, subject to applicable stock exchange rules.

Eligibility

Any employees, directors or officers of, or consultants or advisors to, the Company or its affiliates are eligible for awards under the 2020 Plan. The Committee has the sole and complete authority to determine who receives awards under the 2020 Plan. Additional employees of certain designated foreign subsidiaries of the Company are also eligible for awards under separate “sub-plans.” As of the record date for the Annual Meeting, ten non-employee directors and approximately 14,300 employees, consultants and advisors were eligible to participate in the 2020 Plan.

Number of Shares Authorized

The 2020 Plan provides for an aggregate of 29,500,000 shares of Common Stock to be available for awards under the plan and any sub-plans (which number includes the shares of Common Stock remaining available for future awards under the 2010 Plan prior to its termination immediately following the Annual Meeting), less (i) one share for every share that was subject to an option or SAR granted after March 1, 2020 under the 2010 Plan and (ii) 2.5 shares for every share that was subject to an award other than an option or SAR granted after March 1, 2020 under the 2010 Plan.

The number of shares available for awards under the 2020 Plan will be increased by (i) the number of shares of Common Stock subject to awards under the 2020 Plan that are forfeited or settled in cash, (ii) the number of shares of Common Stock subject to awards under the 2010 Plan that are forfeited, expire or are settled in cash after March 1, 2020, and (iii) the number of shares of Common Stock that are tendered or withheld to satisfy withholding tax liabilities arising from full-value awards under the 2020 Plan or, after March 1, 2020, withholding tax liabilities arising from full-value awards under the 2010 Plan (provided that in no event will any such shares increase the number of shares of Common Stock that may be granted under the 2020 Plan in connection with incentive stock options). For purposes of the foregoing, (i) any shares of Common Stock subject to full-value awards will be added back to the 2020 Plan share reserve as 2.5 shares of Common Stock for every one share of Common Stock granted and (ii) any shares of Common Stock subject to awards of options or SARs will be added back to the 2020 Plan share reserve as one share of Common Stock for every one share of Common Stock granted. No more than 20,000,000 shares of Common Stock in the aggregate may be issued under the 2020 Plan in connection with incentive stock options.

84        The Wendy’s Company 2020 Proxy Statement

Shares of Common Stock tendered or withheld to pay the exercise price of an option, shares of Common Stock withheld to pay the withholding taxes related to options or SARs, shares of Common Stock that are not issued as a result of the net settlement of a SAR, and shares of Common Stock reacquired by the Company on the open market or otherwise with the proceeds of an option exercise will not again be available for issuance under the 2020 Plan.

The aggregate number of shares of Common Stock subject to awards granted under the 2020 Plan during a single fiscal year to any non-employee director, taken together with any annual cash retainer and/or meeting fees paid to such director during the fiscal year, shall not exceed $1,000,000 (with the value of such equity awards based on their grant date fair value, and not including any approved expense reimbursements).

Change in Capital Structure

If there is a change in the Company’s capital structure in the event of a dividend (other than regular cash dividends) or other distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, change in control or other similar corporate transaction or event, a change in applicable law, regulatory requirements or accounting principles, or any other unusual or nonrecurring event affecting the Company or its financial statements, such that the Committee determines that an adjustment is necessary or appropriate, then the Committee will make adjustments in a manner that it deems equitable. Such adjustments may include, without limitation, (i) adjusting the number of shares of Common Stock available for issuance under the 2020 Plan or the terms of any outstanding award (including, without limitation, the number of shares subject to outstanding awards, the exercise or strike price of awards, or any applicable performance measures), (ii) providing for the substitution or assumption of awards or accelerating the exercisability of, lapse of restrictions on, or termination of awards, or (iii) cancelling outstanding awards and paying to participants the value of such awards in cash, shares of Common Stock or other securities or other property.

Awards Available for Grant

The Committee may grant under the 2020 Plan non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, other stock-based awards, or performance compensation awards (including cash incentive awards). Awards may be granted under the 2020 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

Stock Options

The Committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422. All options granted under the 2020 Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Under the terms of the 2020 Plan, the exercise price of the options may not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2020 Plan will be subject to the terms, including the exercise price and the conditions and timing of exercise, and conditions established by the Committee and set forth in the applicable award agreement. The maximum term of an option granted under the 2020 Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or in shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest) or by such other method as the Committee may permit in its sole discretion, including: (i) in other property having a fair market value on the date of exercise equal to the exercise price; (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.

SARs

The Committee is authorized to award SARs under the 2020 Plan. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share of Common Stock over a certain period of time. An option granted under the 2020 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Committee (in the case of Substitute Awards), the strike price per share of Common Stock for each SAR will not be less

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than 100% of the fair market value of such share, determined as of the date of grant, provided that a SAR granted in tandem with a previously granted option will have a strike price equal to the exercise price of the corresponding option. The maximum term of a SAR granted under the 2020 Plan will be ten years from the date of grant. SARs granted under the 2020 Plan will be subject to the terms and conditions established by the Committee and set forth in the applicable award agreement.

Effect of Termination of Employment or Service on Options and SARs

Unless otherwise provided by the Committee, in the event of (i) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a participant’s employment or service due to death or “disability,” all of the participant’s outstanding unvested options and SARs will become immediately vested and exercisable; provided, that in the event the vesting or exercisability of any option or SAR would otherwise be subject to the achievement of performance conditions, the portion of any such option or SAR that will become fully vested and immediately exercisable will be based on (A) actual performance through the date of termination as determined by the Committee or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service. Unless otherwise provided by the Committee, in the event of (I) the termination of a participant’s employment or service by the Company for “cause,” all outstanding unvested options and SARs will immediately terminate and expire, (II) the termination of a participant’s employment or service due to death or “disability,” after taking into account any accelerated vesting under the preceding sentence, each outstanding unvested option and SAR granted to such participant will immediately terminate and expire, and each outstanding vested option and SAR will remain exercisable for one year thereafter, (III) the termination of a participant’s employment or service due to “retirement,” each outstanding unvested option and SAR granted to such participant will immediately terminate and expire, and each outstanding vested option and SAR will remain exercisable for such period of time as may be set forth in the applicable award agreement, and (IV) the termination of a participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding sentence, each outstanding unvested option and SAR will immediately terminate and expire, and each outstanding vested option and SAR will remain exercisable for 90 days thereafter.

Restricted Stock and Restricted Stock Units

The Committee is authorized to award restricted stock and restricted stock units under the 2020 Plan. Awards of restricted stock and restricted stock units will be subject to the terms and conditions established by the Committee and set forth in the applicable award agreement. Restricted stock is Common Stock that is subject to certain specified restrictions for a specified period of time. Restricted stock units represent an unfunded and unsecured promise by the Company to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions for a specified period of time.

Except as set forth in the applicable award agreement, upon the expiration of the restricted period with respect to any shares of restricted stock, the restrictions set forth in the applicable award agreement will be of no further force or effect with respect to such shares. Unless otherwise provided by the Committee in the applicable award agreement, upon the expiration of the restricted period with respect to any outstanding restricted stock units, the Company will deliver to the participant, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding restricted stock unit or (at the sole discretion of the Committee) an amount in cash equal to the fair market value of that number of shares of Common Stock as of the date on which the restricted period lapsed with respect to such restricted stock units.

Subject to the restrictions set forth in the 2020 Plan and the applicable award agreement, a participant will generally have the rights and privileges of a stockholder with respect to restricted stock granted under the plan, including, without limitation, the right to vote such restricted stock and the payment of dividends. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of the Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee). Such accumulated dividend equivalents (and any interest thereon) will be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units. A participant will have no right to receive dividend equivalent payments if the underlying restricted stock units are forfeited.

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Other Stock-Based Awards

The Committee is authorized to grant (i) awards of unrestricted shares of Common Stock, (ii) rights to receive grants of awards at a future date or (iii) other awards denominated in shares of Common Stock (including, without limitation, performance shares or performance units) under the 2020 Plan subject to the terms and conditions established by the Committee and set forth in the applicable award agreement.

Effect of Termination of Employment or Service on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards

Unless otherwise provided by the Committee, in the event of (i) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a participant’s employment or service due to death or “disability,” all of the participant’s outstanding restricted stock, restricted stock units and other stock-based awards will become immediately vested and the restrictions thereon will lapse; provided, that in the event the vesting of or lapse of restrictions on any restricted stock, restricted stock unit or other stock-based award would otherwise be subject to the achievement of performance conditions, the portion of any such restricted stock, restricted stock unit or other stock-based award that will become fully vested and free from such restrictions will be based on (A) actual performance through the date of termination as determined by the Committee or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

Performance Compensation Awards

The Committee may grant any award under the 2020 Plan in the form of a “performance compensation award” by conditioning the vesting of the award on the satisfaction of certain performance goals. The Committee is also authorized to grant cash incentive awards to participants that are designated as performance compensation awards under the 2020 Plan. The Committee has sole discretion to select the types of performance compensation awards to be issued, the length of the performance period, the performance criteria that will be used to establish the performance goals, the kinds or levels of performance goals that are to apply, and the performance formula to be applied against the performance goals to determine whether, and to what extent, performance compensation awards have been earned for the performance period. The Committee may establish performance goals with reference to one or more of the following performance criteria:

•    earnings;

•   income;

•   cash flows;

•   earnings per share, as adjusted for any stock split, stock dividend or other recapitalization;

•   revenues;

•   profits;

•   return measures (including, without limitation, return on investment, assets, revenues, capital, employed capital, invested capital, equity or sales);

•   expense or expenditure targets or savings;

•    operating margins;

•   total stockholder return or other stock price performance metrics;

•   other balance sheet, statement of operations or statement of cash flows metrics;

•    systemwide sales or revenues;

•    same-restaurant sales;

•   average unit volumes;

•   new restaurant development, including restaurant openings, closings and commitments;

•   restaurant reimaging or remodeling;

•   customer counts, acquisition, retention or satisfaction;

•   productivity, efficiency or other operations measures;

•   measures of economic value added or similar metrics;

•   market share;

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•   brand recognition or acceptance;

•    franchisee performance, satisfaction, retention or recruitment;

•   cost of capital, borrowing levels, leverage ratios or credit ratings;

•   measures of supply chain management, performance or related initiatives;

•   employee satisfaction, retention or recruitment;

•    environmental, social or governance measures or other corporate social responsibility initiatives;

•   strategic initiatives, including, without limitation, acquisitions, dispositions, joint ventures, refranchising transactions, reorganizations, recapitalizations, restructurings, financings, debt or equity issuances or repurchases or other corporate transactions, daypart expansion, international expansion, digital initiatives, product rollouts and innovation and other strategic transactions;

•   any combination of the foregoing; or

•   any other objective or subjective criteria that the Committee, in its sole discretion, determines to be appropriate.

Any of the above performance criteria can be stated as a percentage of another performance goal, used on a relative or absolute basis or compared to the past or current performance of the Company, a selected group of comparison companies, a published or special index or various stock market indices as the Committee, in its sole discretion, deems appropriate. The Committee also may provide for accelerated vesting of any award based on the achievement of performance goals.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance goals unsuitable, the Committee may modify the applicable levels of achievement, in whole or in part, as the Committee, in its sole discretion, deems appropriate. Performance goals may be adjusted for items not originally contemplated in establishing the applicable levels of achievement, including, without limitation, discontinued operations, foreign exchange gains and losses, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual or significant items. Performance criteria may vary from award to award, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Unless otherwise provided in the applicable award agreement, a participant will be eligible to receive payment in respect of a performance compensation award only to the extent that (i) the performance goals for such period are achieved and (ii) all or some of the portion of such participant’s performance compensation award has been earned for the performance period based on the application of the performance formula to such performance goals; provided, however, that, in the event of (I) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (II) the termination of a participant’s employment or service due to death or “disability,” the participant will receive payment in respect of a performance compensation award based on (A) actual performance through the date of termination as determined by the Committee or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

In determining the actual amount of a participant’s performance compensation award for a performance period, the Committee reserves discretion to reduce or eliminate the amount of the performance compensation award earned under the performance formula in the performance period. The Committee also reserves discretion to grant or provide payment in respect of performance compensation awards for a performance period even if the performance goals for such performance period have not been attained

Clawback and Forfeiture Provisions

Under the 2020 Plan, in the event of a material restatement of the Company’s issued financial statements, the Committee will review the facts and circumstances underlying the restatement and may in its sole discretion direct the Company to recover or cancel all or a portion of the awards, the shares of Common Stock issued upon vesting, exercise or settlement of the awards, or any gain realized on the vesting, exercise or settlement of the awards or the subsequent sale of shares of Common Stock acquired upon the vesting, exercise or settlement of the awards, in each case with respect to any fiscal year in which the Company’s financial results are negatively impacted by such restatement. Furthermore, the Committee also may provide in an award agreement that if a participant is determined by the Committee to have violated a non-compete, non-solicit or non-disclosure covenant or agreement or to have taken any action that would constitute a “detrimental activity” (as defined in the plan) that is in conflict with or adverse to the

88        The Wendy’s Company 2020 Proxy Statement

interests of the Company, the Committee may cancel the award and require the participant to forfeit and repay to the Company any gain realized by the participant upon the vesting or exercise of the award. In addition, any award issued under the 2020 Plan will be subject to any clawback or forfeiture policy approved by the Board or the Committee that is communicated to the participant or consistent with applicable law, whether such award was granted before or after the effective date of such policy.

Transferability

Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Effective Date and Term

The 2020 Plan will become effective upon its approval by our stockholders at the Annual Meeting and, unless earlier terminated, will continue until the tenth anniversary of the effective date (except that the Committee may not grant any incentive stock options after the tenth anniversary of the date on which the plan was approved by the Board).

Amendment

The Board may amend, suspend or terminate the 2020 Plan at any time; provided, however, that stockholder approval to amend the plan may be necessary if required by applicable laws or stock exchange rules. No amendment, suspension or termination of the 2020 Plan will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Committee may, to the extent consistent with the terms of the applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted under the 2020 Plan or the associated award agreement, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant will not be effective without the consent of the affected participant; and provided further, that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) the Committee may not cancel any outstanding underwater option or SAR and replace it with a new option or SAR with a lower exercise price or strike price, as applicable, and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval requirements of applicable stock exchange rules. However, stockholder approval is not required with respect to clauses (i), (ii) and (iii) above for any action specifically permitted by Section 12 of the 2020 Plan with respect to changes in capital structure and similar events. In addition, none of the requirements described in the preceding clauses (i), (ii) and (iii) can be amended without stockholder approval.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2020 Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2020 Plan.

Incentive Stock Options

The Company intends for incentive stock options to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an incentive stock option is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the incentive stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If the participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after the participant receives the shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount

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realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price, and we will be entitled to a corresponding deduction subject to the possible limitations on deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options

A participant will not recognize any income when a non-qualified stock option is granted, and we will not receive a deduction at that time. However, when a non-qualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares of Common Stock and cash to pay the exercise price of a non-qualified stock option, the participant will recognize ordinary income equal to the value of the excess of the number of shares of Common Stock that the participant purchases over the number of shares of Common Stock that the participant surrenders, less any cash the participant uses to pay the exercise price. When a non-qualified stock option is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes subject to the possible limitations on deductibility under Section 162(m).

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a non-qualified stock option is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the participant acquired them by exercising the non-qualified stock option. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a non-qualified stock option is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the participant acquired them by exercising the non-qualified stock option.

SARs

A participant will not recognize taxable income when a SAR is granted, and we will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction subject to the possible limitations on deductibility under Section 162(m). If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the participant acquired them by exercising the SAR.

90        The Wendy’s Company 2020 Proxy Statement

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the restricted stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes subject to the possible limitations on deductibility under Section 162(m).

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares of Common Stock when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the restricted stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the restricted stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time subject to the possible limitations on deductibility under Section 162(m).

However, the participant will not recognize income when (and if) the restricted stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a restricted stock award, any appreciation between the grant date and the date the participant disposes of the shares of Common Stock will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the grant date. Also, if a participant forfeits his or her restricted stock, the participant cannot take a tax deduction in connection with the forfeiture of the restricted stock subject to a Section 83(b) Election.

Restricted Stock Units

The grant of restricted stock units generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time restricted stock units vest, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction subject to the possible limitations on deductibility under Section 162(m). Generally, the measure of the income and deduction will be the fair market value of our Common Stock at the time the restricted stock units are settled.

Other Stock-Based Awards

Generally, a participant will not recognize taxable income when an other stock-based award is granted, and we will not receive a deduction at that time. However, upon the settlement of an other stock-based award, the participant will recognize ordinary income equal to the cash and/or fair market value of the shares of Common Stock that the participant receives, less the aggregate exercise price of the other stock-based award, if any. We generally will be entitled to a deduction equal to the income that the participant recognizes subject to the possible limitations on deductibility under Section 162(m).

If the participant receives shares of Common Stock upon the settlement of an other stock-based award and the amount the participant receives upon disposition of the shares of Common Stock acquired upon the settlement of the other stock-based award is greater than the fair market value of the shares of Common Stock when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the value of the shares of Common Stock when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after they were issued.

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Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2020 Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

Section 162(m)

Section 162(m) generally prohibits a public company from deducting compensation paid to a “covered employee” in excess of $1.0 million in any taxable year. Prior to the enactment of The Tax Cuts and Jobs Act of 2017 (the “TCJA”) on December 22, 2017, compensation that qualified as “performance-based” compensation under Section 162(m) could be excluded from this $1.0 million limit. The TCJA repealed the “performance-based” compensation exemption for taxable years beginning after December 31, 2017 (subject to a transition rule for written binding contracts which were in effect on November 2, 2017 and are not modified in any material respect on or after such date). As a result of the repeal of the “performance-based” compensation exemption, no awards under the 2020 Plan, whether performance-based or otherwise, will be eligible to be excluded from the $1.0 million limit on deductible compensation under Section 162(m).

NEW PLAN BENEFITS

Awards granted under the 2020 Plan will be at the discretion of the Committee. As a result, the specific number and terms of awards that (i) will be granted to participants or (ii) would have been granted to participants during 2019 had the 2020 Plan been in place, are not determinable. Consistent with our annual compensation program for our non-employee directors, if our stockholders approve the adoption of the 2020 Plan at the Annual Meeting, the Committee plans to grant a restricted stock award under the 2020 Plan to each of our non-employee directors having a grant date fair value equal to $115,000 in connection with his or her re-election to the Board at the Annual Meeting. See “Compensation of Directors” beginning on page 67 of this Proxy Statement for information regarding our non-employee director compensation program.

For more information concerning the number of shares of Common Stock available for issuance under the 2010 Plan and the outstanding awards under the 2010 Plan, see “Equity Compensation Plan Information” on page 77 of this Proxy Statement.

As of the record date for the Annual Meeting, the closing price of our Common Stock was $14.97.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADOPTION OF THE WENDY’S COMPANY 2020 OMNIBUS AWARD PLAN

92        The Wendy’s Company 2020 Proxy Statement

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2020. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 29, 2019 and December 30, 2018, and for other services rendered by Deloitte during 2019 and 2018.

FEE CATEGORY	2019	2018
Audit Fees (1)	$2,214,007	$2,229,502
Tax and Tax-Related Fees (2)	9,687	4,292
All Other Fees (3)	4,074	4,074

Total	$2,227,768	$2,237,868

(1)

For both 2019 and 2018, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries, statutory audits required internationally, amendments to our franchise disclosure documents, the adoption of the lease accounting standard and share repurchase activity. For 2019, also includes fees associated with the debt refinancing transaction completed in June 2019 and certain strategic initiatives, including the launch of breakfast and the Company’s adoption of its new segment reporting structure. For 2018, also includes fees associated with the Company’s sale of its remaining interest in Inspire Brands and certain strategic initiatives, including System Optimization.

(2)	For both 2019 and 2018, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns.

(3)	For both 2019 and 2018, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature.

As discussed under the caption “Audit Committee Report,” during 2019, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee adopted the Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is

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sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its first scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2019 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

94        The Wendy’s Company 2020 Proxy Statement

PROPOSAL 4

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 4 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our NEOs (also known as a “say-on-pay” vote). We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes in detail how our 2019 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the 2019 Summary Compensation Table and other executive compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2019.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•   Attract and retain highly qualified executives;

•   Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•   Align the interests of executives with those of the Company’s stockholders.

Under our executive compensation program, a substantial portion of the total compensation for senior executives is variable and tied to Company performance. During 2019, performance-based incentives constituted the most significant portion of total direct compensation for our Chief Executive Officer (84%) and our other NEOs as a group (71%) (excluding Mr. Wright, who departed the Company during 2019 and did not receive full-year equity awards). This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

The primary components of our 2019 executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives

• Align executive pay with Company and individual performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives and individual performance goals.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

We believe our 2019 business and financial results and stockholder returns are a reflection of our pay-for-performance philosophy and demonstrate that our executive compensation program is effectively designed and continues to serve the best interests of the Company and our stockholders.

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After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the related compensation tables, notes and narratives included in this Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and Compensation Committee will carefully review the voting results and, to the extent there is a significant vote in favor of or against our executive compensation program as described in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

96        The Wendy’s Company 2020 Proxy Statement

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

CONTACTING DIRECTORS

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send written communications by e-mail to corporate-secretary@wendys.com or by mail in care of our corporate Secretary at our address provided below under the caption “—Principal Executive Offices.” Your communication should specify each intended recipient and will be forwarded by the corporate Secretary to each such recipient. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the corporate Secretary to the Chair of the Audit Committee.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual meeting of stockholders may be conducted at such meeting. To properly bring business before a meeting, a stockholder proponent and stockholder proposal (including Rule 14a-8 Proposals and Proxy Access Director Nominations, each defined below) must satisfy the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws. Rule 14a-8 Proposals must additionally meet the applicable requirements of Rule 14a-8 of the Exchange Act.

All stockholder proposals must be (i) addressed to the corporate Secretary and (ii) received by the Company, within the timeframes stated below, at our principal executive offices (to the address provided below under the caption “—Principal Executive Offices”). Please note that delivery of any stockholder proposal must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation. A stockholder who wishes to submit any business before the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) is encouraged to seek independent counsel regarding the requirements under our Certificate of Incorporation and By-Laws and SEC rules and regulations, and the Company reserves the right to forego consideration of any submitted business that is not timely or otherwise does not satisfy the appropriate requirements.

Bringing Stockholder Proposals Before the 2021 Annual Meeting

Stockholders may submit proposals (including director nominations) for consideration at the 2021 Annual Meeting that are not Rule 14a-8 Proposals, not Proxy Access Director Nominations and not otherwise intended for inclusion in the Company’s proxy materials for the 2021 Annual Meeting. To be timely and properly brought before the 2021 Annual Meeting, any such stockholder proposal must be received by the Company not earlier than January 27, 2021 and not later than February 26, 2021. However, if the date of the 2021 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 27, 2021, the Company must receive such stockholder proposals (i) not earlier than 120 calendar days before the 2021 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2021 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2021 Annual Meeting date by mail, in a press release or in a document filed with the SEC.

Stockholder Proposals Intended for Inclusion in 2021 Proxy Materials

Stockholders may submit proposals (other than Proxy Access Director Nominations) under Rule 14a-8 of the Exchange Act for inclusion in our 2021 proxy materials and consideration at the 2021 Annual Meeting (“Rule 14a-8 Proposals”). Pursuant to Rule 14a-8, to be timely and properly brought before the 2021 Annual Meeting, any Rule 14a-8 Proposal must be received by the Company not later than the close of business on December 11, 2020. Please note that, as SEC rules make clear, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2021 proxy materials.

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Director Nominations Intended for Inclusion in 2021 Proxy Materials (Proxy Access)

Our Certificate of Incorporation contains “proxy access” procedures for director nominations submitted by stockholders. As provided in more detail in our Certificate of Incorporation, proxy access permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of our Board of Directors (or 25%, if the number of directors serving on the Board is less than ten) (“Proxy Access Director Nominations”).

Stockholders may submit Proxy Access Director Nominations for inclusion in our 2021 proxy materials and consideration at the 2021 Annual Meeting. To be timely and brought before the 2021 Annual Meeting, any Proxy Access Director Nomination must be received by the Company not earlier than November 10, 2020 and not later than December 10, 2020. However, if the date of the 2021 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 26, 2021, the Company must receive Proxy Access Director Nominations (i) not earlier than 120 calendar days before the 2021 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2021 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2021 Annual Meeting date by mail, in a press release or in a document filed with the SEC.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the Notice of Internet Availability or the Company’s 2019 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Secretary at our address and telephone number provided below under the caption “—Principal Executive Offices.”

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.” Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.”

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 is included in the 2019 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2019 Form 10-K may be obtained free of charge by sending a written request to our corporate Secretary at the address provided below under the caption “—Principal Executive Offices.” The 2019 Form 10-K is also available on our Investor Relations website at www.irwendys.com/financials/sec-filings.

PRINCIPAL EXECUTIVE OFFICES

Our corporate Secretary is Mr. E. J. Wunsch. The mailing address and telephone number for our Secretary and principal executive offices are:

The Wendy’s Company

Attention: Chief Legal Officer and Secretary

One Dave Thomas Boulevard

Dublin, Ohio  43017-5452

Telephone: (614) 764-3100

Dublin, Ohio April 9, 2020	By Order of the Board of Directors: E. J. WUNSCH Chief Legal Officer and Secretary

98        The Wendy’s Company 2020 Proxy Statement

ANNEX A

THE WENDY’S COMPANY

2020 OMNIBUS AWARD PLAN

1. Purpose. The purpose of The Wendy’s Company 2020 Omnibus Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning set forth in Section 5(b) of the Plan.

(b) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting agreement (or in the absence of any definition of “Cause” contained therein), (A) the Participant has failed to reasonably perform his or her duties to the Company or an Affiliate, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (E) the willful violation by the Participant of the Company’s written policies that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate (other than good faith expense account disputes), (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, or (H) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in clause (A) above, to the extent capable of cure during such 10-day period. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

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(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise, be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(f), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii) during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the foregoing, (x) the acquisition of any portion of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors by Nelson Peltz or Peter W. May or any Person Controlled By Nelson Peltz or Peter W. May shall in no event constitute a Change in Control and (y) the merger, consolidation or sale of assets of the Company or any Affiliate with or to Nelson Peltz or Peter W. May or any Person Controlled By Nelson Peltz or Peter W. May shall in no event constitute a Change in Control.

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For purposes of the preceding sentence and Section 2(b) of the Plan, “Controlled By” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of any Person (as defined in Section 13(d) or 14(d) of the Exchange Act), whether through the ownership of voting securities, by contract or otherwise, including, without limitation, any investment fund, investment account or investment partnership whose investment manager, investment advisor or general partner is directly or indirectly Controlled By Nelson Peltz or Peter W. May, or with respect to which they individually or in the aggregate beneficially own 50% more of the outstanding economic or voting interests of such entity.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 16 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.10 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means The Wendy’s Company, a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or an Affiliate for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants with the Company or its Affiliates. Notwithstanding anything to the contrary, nothing in the Plan or in an Award agreement prevents a Participant from providing information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for the purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having Cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether a Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means the date on which the stockholders of the Company approve the Plan.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of Nasdaq or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rules or regulations.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto, (ii) director or officer of the Company or an Affiliate, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, or (iv) any

        The Wendy’s Company 2020 Proxy Statement        A-3

prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and who would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates) who, in the case of each of clauses (i) through (iv) above, has entered into an Award agreement or who has received written notification from the Committee or its designee that he or she has been selected to participate in the Plan. Solely for purposes of this Section 2(q), “Affiliate” shall be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Section 424(e) of the Code (“Parent”), (3) any corporation, association or other business entity of which 50% or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, association or other business entity which directly or indirectly controls 50% or more of the combined voting power of the outstanding securities of the Company and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an “Affiliate” by the Committee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning set forth in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported, (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported, or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or in the absence of any definition of “good reason” contained therein), the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary or target annual bonus opportunity from that in effect immediately prior to the Change in Control, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(v) “Immediate Family Members” has the meaning set forth in Section 14(b) of the Plan.

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.

(y) “Nasdaq” means the Nasdaq Stock Market.

(z) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(aa) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(bb) “Option” means an Award granted under Section 7 of the Plan.

(cc) “Option Period” has the meaning set forth in Section 7(c) of the Plan.

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(dd) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(hh) “Performance Formula” means, for a Performance Period, the one or more objective formula or subjective criteria applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ii) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj) “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk) “Permitted Transferee” has the meaning set forth in Section 14(b) of the Plan.

(ll) “Person” has the meaning set forth in the definition of “Change in Control”.

(mm) “Plan” means this The Wendy’s Company 2020 Omnibus Award Plan, as may be amended from time to time.

(nn) “Prior Plan” means The Wendy’s Company 2010 Omnibus Award Plan, as amended from time to time.

(oo) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(pp) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(qq) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(rr) “Retirement” means the termination of a Participant’s employment or service by the Company (other than for Cause or due to death or Disability) or by the Participant upon or after becoming Retirement Eligible; provided, that in the case of a termination of employment or service by a Participant, the Participant has provided to the Company or its Subsidiaries six (6) months’ prior written notice (or such longer or shorter period of time as may be set forth in the applicable Award agreement) of such termination upon Retirement.

(ss) “Retirement Eligible” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Participant is (A) at least fifty-five (55) years of age and (B) has at least ten (10) years of employment or service with the Company or its Subsidiaries.

(tt) “SAR Period” has the meaning set forth in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning set forth in Section 8(b) of the Plan.

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(xx) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Company voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning set forth in Section 5(f) of the Plan.

(zz) “Sub Plans” has the meaning set forth in Section 1 of the Plan.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date unless earlier terminated by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Expiration or termination of the Plan shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Award, (v) determine whether, to what extent and under what circumstances Awards may be accelerated, settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be accelerated, settled, exercised, canceled, forfeited or suspended, (vi) determine whether, to what extent and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or the Committee, (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to the Plan or any Award granted hereunder, (viii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons who are Non-Employee Directors or otherwise subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder of the Company.

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(e) No member of the Board, the Committee or any employee or agent of the Company to whom any responsibilities or powers have been delegated under Section 4(c) of the Plan (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, under individual indemnification agreements or contracts or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of Nasdaq or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(g) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the Absolute Share Limit (subject to adjustment under Section 12 of the Plan); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including, but not limited to, in cases of Retirement, death, Disability or a Change in Control, in the applicable Award agreement or otherwise.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) General. The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Initial Share Reserve. Subject to adjustment as provided in Section 5(c) and Section 12 of the Plan, 29,500,000 shares of Common Stock shall initially be available for all Awards under the Plan, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after March 1, 2020 under the Prior Plan and 2.5 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted after March 1, 2020 under the Prior Plan (the “Absolute Share Limit”). Any shares of Common Stock that are subject to Options or SARs shall be counted against the Absolute Share Limit as one (1) share for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or SARs shall be counted against the Absolute Share Limit as 2.5 shares for every one (1) share granted. Subject to adjustment as provided in Section 12 of the Plan, no more than 20,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. Following the Effective Date, no awards may be granted under the Prior Plan.

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(c) Permitted Addbacks to Share Reserve. If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part) or (ii) after March 1, 2020 any shares of Common Stock subject to an Award under the Prior Plan are forfeited, an award under the Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Absolute Share Limit. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after March 1, 2020, an award other than an option or stock appreciation right under the Prior Plan are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares of Common Stock so tendered or withheld shall be added to the Absolute Share Limit; provided, however, that shares that again become available for issuance under the Plan pursuant to this Section 5(c) shall not increase the number of shares that may be granted under the Plan in connection with Incentive Stock Options. Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section 5(c) shall be added as (i) one (1) share for every one (1) share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 2.5 shares for every one (1) share subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

(d) No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares authorized for grant under Section 5(b) of the Plan: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option or, after March 1, 2020, an option under the Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or, after March 1, 2020, options or stock appreciation rights under the Prior Plan, (iii) shares subject to a SAR or, after March 1, 2020, a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 1, 2020, options under the Prior Plan.

(e) Source of Shares. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares acquired or purchased on the open market, by private purchase or otherwise or by a combination of the foregoing.

(f) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

(g) Director Limit. The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any annual cash retainer and/or meeting fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value (with the value of such equity Awards based on their grant date fair value for financial reporting purposes, and not including any approved expense reimbursements).

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved

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by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (the “Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value of such share on the Date of Grant.

(c) Vesting and Expiration.

(i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability) or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination of employment or service; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of termination of employment or service.

(iii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) the termination of a Participant’s employment or service due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period), (C) the termination of a Participant’s employment or service due to Retirement, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for such period of time as may set forth in the applicable Award agreement (but in no event beyond the expiration of the Option Period) and (D) the termination of a Participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a

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sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest, or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (the “Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”).

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability) or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, each outstanding SAR granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination of employment or service; provided, that in the event the vesting or exercisability of any SAR would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of termination of employment or service.

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(iii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) the termination of a Participant’s employment or service due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period), (C) the termination of a Participant’s employment or service due to Retirement, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for such period of time as may be set forth in the applicable Award agreement (but in no event beyond the expiration of the SAR Period) and (D) the termination of a Participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or SARs settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided, that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent registered public accounting firm, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause shares of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock (provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends

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relate)). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions.

(i) The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award.

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability) or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, outstanding Restricted Stock and Restricted Stock Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Stock or Restricted Stock Units that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of termination of employment or service.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or the delivery of cash or part cash and part Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

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(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Restricted Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WENDY’S COMPANY 2020 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE WENDY’S COMPANY AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE WENDY’S COMPANY.

10. Other Stock-Based Awards.

(a) Generally. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units) under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, outstanding Other Stock-Based Awards granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service; provided, that in the event the vesting or lapse of restrictions of any Other Stock-Based Awards would otherwise be subject to the achievement of performance conditions, the portion of any such Other Stock-Based Awards that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of termination of employment or service.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to make an Award of a cash incentive to any Participant and designate such Award as a Performance Compensation Award.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals that are to apply and the Performance Formula.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goals may be based on the attainment of specific levels of performance of the Company (and/or one or more of its Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) or the attainment of one or more individual goals and may include, without limitation: (i) earnings; (ii) income; (iii) cash flows; (iv) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (v) revenues; (vi) profits; (vii) return measures (including, without limitation, return on investment, assets, revenues, capital, employed capital, invested capital, equity or sales); (viii) expense or expenditure targets or savings; (ix) operating margins; (x) total stockholder return or other stock price performance metrics; (xi) other balance sheet, statement of operations or statement of cash flows metrics; (xii) systemwide sales or revenues; (xiii) same-restaurant sales; (xiv) average unit volumes; (xv) new restaurant development, including restaurant openings, closings and commitments; (xvi) restaurant reimaging or remodeling; (xvii) customer counts, acquisition, retention or satisfaction; (xviii) productivity, efficiency or other operations measures; (xix) measures of economic value added or similar metrics; (xx) market share; (xxi) brand recognition or acceptance; (xxii) franchisee performance, satisfaction, retention or recruitment; (xxiii) cost of capital, borrowing levels, leverage ratios or credit ratings; (xxiv) measures of supply chain management, performance or related initiatives; (xxv) employee satisfaction, retention or recruitment; (xxvi) environmental, social or governance measures or other corporate social responsibility initiatives; (xxvii) strategic initiatives, including, without limitation, acquisitions, dispositions, joint ventures, refranchising transactions, reorganizations, recapitalizations, restructurings,

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financings, debt or equity issuances or repurchases or other corporate transactions, daypart expansion, international expansion, digital initiatives, product roll-outs and innovation and other strategic transactions; (xxviii) any combination of the foregoing; or (xxix) any other objective or subjective criteria that the Committee, in its sole discretion, determines to be appropriate. The term “Performance Criteria” shall include any derivations of the Performance Criteria listed above (e.g., “income” shall include pre-tax income, net income, adjusted net income, operating income, etc.). Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, used on an absolute or relative basis or compared to the past or current performance of the Company, a selected group of comparison companies, a published or special index or various stock market indices as the Committee, in its sole discretion, deems appropriate. Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals established by the Committee.

(d) Modification of Performance Goals. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify the applicable levels of achievement, in whole or in part, as the Committee, in its sole discretion, deems appropriate. Performance Goals may be adjusted for items not originally contemplated in establishing the applicable levels of achievement, including, without limitation, discontinued operations, foreign exchange gains and losses, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual or significant items. Performance Criteria may vary from Award to Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability) or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (y) the termination of a Participant’s employment or service due to death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the Performance Period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.

(iv) Use of Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee reserves discretion to reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period. The Committee also reserves discretion to grant or provide payment in respect of Performance Compensation Awards for a Performance Period even if the Performance Goals for such Performance Period have not been attained.

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(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including, without limitation, any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of

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any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted), (ii) it would materially increase the benefits accruing to Participants under the Plan, (iii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or Section 12 of the Plan), or (iv) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; and provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any underwater outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the shares of Common Stock covered by such Award is less than the applicable Exercise Price or Strike Price.

14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability, Retirement or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement or letter, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee in its sole discretion, or (2) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

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(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property or may provide for reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding Options or SARs. Notwithstanding any other provision of the Plan to the contrary, to the extent an Award provides for or includes a right to dividends or dividend equivalents, such dividends or dividend equivalents shall remain subject to any vesting requirements to the same extent as the applicable Award (although dividends and dividend equivalents may be accumulated during such period) and may only be paid if such vesting requirements are satisfied.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (up to the highest marginal rate) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any Affiliate or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

        The Wendy’s Company 2020 Proxy Statement        A-17

(f) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee

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determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        The Wendy’s Company 2020 Proxy Statement        A-19

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture.

(i) Notwithstanding anything to the contrary contained herein, in the event of a material restatement of the Company’s issued financial statements, the Committee shall review the facts and circumstances underlying the restatement (including, without limitation, any potential wrongdoing by the Participant and whether the restatement was the result of negligence or intentional or gross misconduct) and may, in the Committee’s sole discretion, direct the Company to recover (A) all or a portion of the Awards (which may be accomplished by the Company’s cancellation of the Awards), (B) the shares of Common Stock issued upon the vesting, exercise or settlement of the Awards or (C) any gain realized on the vesting, exercise or settlement of the Awards or the subsequent sale of shares of Common Stock acquired upon the vesting, exercise or settlement of the Awards, in each case with respect to any fiscal year in which the Company’s financial results are negatively impacted by such restatement. If the Committee directs the Company to recover any such amount from the Participant, then the Participant agrees to and shall be required to repay any such amount to the Company within thirty (30) days after the Company demands repayment.

(ii) Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may, in its sole discretion, cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in Detrimental Activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit

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any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

(iii) Without limiting the provisions of clauses (i) or (ii) above, any Award issued under the Plan will be subject to any clawback or forfeiture policy approved by the Board or the Committee that is communicated to the Participant or that is consistent with applicable law, whether such Award was granted before or after the effective date of any such clawback or forfeiture policy.

(v) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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ANNEX B

NON-GAAP RECONCILIATION TABLES AND

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The following table shows the specific adjustments applied in calculating adjusted EBITDA for purposes of the Company’s 2019 annual incentive plan from the Company’s reported financial results for the fiscal year ended December 29, 2019. Included in the table is a reconciliation of net income to adjusted EBITDA for 2019.

Reconciliation of Net Income to Adjusted EBITDA (2019 Annual Incentive Plan)

Twelve Month Period Ended December 29, 2019

(In Thousands; Unaudited)

Net income	$136,940
Provision for income taxes	34,541

Income before income taxes	171,481
Other income, net	(7,771)
Investment income, net	(25,598)
Loss on early extinguishment of debt	8,496
Interest expense, net	115,971

Operating profit	262,579
Plus (less):
Advertising funds revenue	(339,453)
Advertising funds expense	338,116
Depreciation and amortization	131,693
System optimization gains, net	(1,283)
Reorganization and realignment costs	16,965
Impairment of long-lived assets	6,999
Legal reserve for financial institutions case	(2,829)

Adjusted EBITDA	$412,787
Plus (less):
Investments related to launch of breakfast	16,846

Adjusted EBITDA (2019 Annual Incentive Plan)	$429,633

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for 2019.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Period Ended December 29, 2019

(In Thousands; Unaudited)

Net cash provided by operating activities	$288,933
Less:
Capital expenditures	(74,453)
Advertising funds impact[1]	1,383
Tax effect of gain on other investments in equity securities	5,117

Free cash flow	$220,980

[1]

Advertising funds impact for 2019 includes the net change in the restricted operating assets and liabilities of the funds of $(2,720) and the excess of advertising funds revenue over advertising funds expense included in net income of $1,337.

        The Wendy’s Company 2020 Proxy Statement        B-1

The Company adopted the new accounting guidance for revenue recognition effective January 1, 2018 and has provided the following updated Reconciliation of Recast Net Income to Recast Adjusted EBITDA for 2017.

Reconciliation of Recast Net Income to Recast Adjusted EBITDA1

Twelve Month Period Ended December 31, 2017

(In Thousands; Unaudited)

Net income	$170,479
Benefit from income taxes	(88,504)

Income before income taxes	81,975
Other income, net	(1,617)
Investment income, net	(2,703)
Interest expense, net	118,059

Operating profit	195,714
Plus (less):
Advertising funds revenue	(324,458)
Advertising funds expense	327,214
Depreciation and amortization	125,687
System optimization losses, net	39,076
Reorganization and realignment costs	22,574
Impairment of long-lived assets	4,097

Adjusted EBITDA	$389,904

[1]

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income to recast adjusted EBITDA reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The Company has included certain non-GAAP financial measures in the Proxy Statement, including adjusted EBITDA, free cash flow and systemwide sales. Adjusted EBITDA excludes certain expenses and benefits as detailed in the reconciliation tables in this Annex B. The Company uses these non-GAAP financial measures as internal measures of the Company’s business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in the Proxy Statement. The Company believes its presentation of adjusted EBITDA and systemwide sales provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate the Company’s historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Proxy Statement also includes disclosures regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items as detailed in the reconciliation table above. The

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Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted EBITDA, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures in the Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted EBITDA, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. Adjusted EBITDA, free cash flow and systemwide sales should not be construed as substitutes for, or as better indicators of, the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables in this Annex B for additional information regarding certain of the non-GAAP financial measures included in this Proxy Statement.

        The Wendy’s Company 2020 Proxy Statement        B-3

© 2020 Quality Is Our Recipe, LLC

VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. (ET) on May 26, 2020. Have your proxy card in hand when you access the website and follow the provided instructions. During the Meeting - Go to www.virtualshareholdermeeting.com/WEN2020 THE WENDY'S COMPANY ONE DAVE THOMAS BOULEVARD You may attend the meeting via the Internet and vote electronically during the meeting. DUBLIN, OHIO 43017 Have available the control number that is printed in the box marked by the arrow and follow the provided instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (ET) on May 26, 2020. Have your proxy card in hand when you call and follow the provided instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by The Wendy's Company as well as the environmental impact of mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D06107-P36862 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE WENDY'S COMPANY The Board of Directors recommends that you vote FOR the election of each of the director nominees named below: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends that you vote FOR For Against Abstain 1a. Nelson Peltz ! ! ! proposals 2, 3 and 4: 1b. Peter W. May 2. Approval of the adoption of the Company's 2020 ! ! ! ! ! ! Omnibus Award Plan. 1c. Kristin A. Dolan ! ! ! 3. Ratification of the appointment of Deloitte & Touche LLP 1d. Kenneth W. Gilbert ! ! ! ! ! ! as the Company's independent registered public accounting firm for 2020. 1e. Dennis M. Kass ! ! ! 4. Advisory resolution to approve executive compensation. 1f. Joseph A. Levato ! ! ! ! ! ! 1g. Michelle J. Mathews-Spradlin ! ! ! 1h. Matthew H. Peltz ! ! ! 1i. Todd A. Penegor ! ! ! 1j. Peter H. Rothschild ! ! ! 1k. Arthur B. Winkleblack ! ! ! For address change and/or comments, please mark this box and write them on the reverse side where indicated. ! Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation, partnership or other entity, please sign in full entity name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateVOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. (ET) on May 26, 2020. Have your proxy card in hand when you access the website and follow the provided instructions. During the Meeting - Go to www.virtualshareholdermeeting.com/WEN2020 THE WENDY'S COMPANY ONE DAVE THOMAS BOULEVARD You may attend the meeting via the Internet and vote electronically during the meeting. DUBLIN, OHIO 43017 Have available the control number that is printed in the box marked by the arrow and follow the provided instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (ET) on May 26, 2020. Have your proxy card in hand when you call and follow the provided instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by The Wendy's Company as well as the environmental impact of mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D06107-P36862 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE WENDY'S COMPANY The Board of Directors recommends that you vote FOR the election of each of the director nominees named below: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends that you vote FOR For Against Abstain 1a. Nelson Peltz ! ! ! proposals 2, 3 and 4: 1b. Peter W. May 2. Approval of the adoption of the Company's 2020 ! ! ! ! ! ! Omnibus Award Plan. 1c. Kristin A. Dolan ! ! ! 3. Ratification of the appointment of Deloitte & Touche LLP 1d. Kenneth W. Gilbert ! ! ! ! ! ! as the Company's independent registered public accounting firm for 2020. 1e. Dennis M. Kass ! ! ! 4. Advisory resolution to approve executive compensation. 1f. Joseph A. Levato ! ! ! ! ! ! 1g. Michelle J. Mathews-Spradlin ! ! ! 1h. Matthew H. Peltz ! ! ! 1i. Todd A. Penegor ! ! ! 1j. Peter H. Rothschild ! ! ! 1k. Arthur B. Winkleblack ! ! ! For address change and/or comments, please mark this box and write them on the reverse side where indicated. ! Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation, partnership or other entity, please sign in full entity name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY CARD THE WENDY'S COMPANY 2020 ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 27, 2020 11:00 a.m. (ET) www.virtualshareholdermeeting.com/WEN2020 If you plan to attend and participate in the virtual Annual Meeting, have available the control number that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX and follow the provided instructions. g Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. D06108-P36862 THE WENDY'S COMPANY 2020 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WENDY'S COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2020 The undersigned hereby appoints Todd A. Penegor, Gunther Plosch and E. J. Wunsch, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy's Company (the Company ) that the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WEN2020, on Wednesday, May 27, 2020, at 11:00 a.m. (ET), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting. This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1) and FOR proposals 2, 3 and 4. All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2020 Annual Meeting of Stockholders, Proxy Statement for the 2020 Annual Meeting of Stockholders and 2019 Annual Report to Stockholders. IMPORTANT - This proxy must be signed and dated on the reverse side. If you vote by telephone or via the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (ET) on May 26, 2020. Address Change/Comments: ________________________________________________________________________________ ________________________________________________________________________________________________________ (If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse sidePROXY CARD THE WENDY'S COMPANY 2020 ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 27, 2020 11:00 a.m. (ET) www.virtualshareholdermeeting.com/WEN2020 If you plan to attend and participate in the virtual Annual Meeting, have available the control number that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX and follow the provided instructions. g Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. D06108-P36862 THE WENDY'S COMPANY 2020 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WENDY'S COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2020 The undersigned hereby appoints Todd A. Penegor, Gunther Plosch and E. J. Wunsch, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy's Company (the Company ) that the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WEN2020, on Wednesday, May 27, 2020, at 11:00 a.m. (ET), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting. This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1) and FOR proposals 2, 3 and 4. All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2020 Annual Meeting of Stockholders, Proxy Statement for the 2020 Annual Meeting of Stockholders and 2019 Annual Report to Stockholders. IMPORTANT - This proxy must be signed and dated on the reverse side. If you vote by telephone or via the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (ET) on May 26, 2020. Address Change/Comments: ________________________________________________________________________________ ________________________________________________________________________________________________________ (If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side